                                                                 EXHIBIT 4.1a

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                                 $110,000,000



                             AMENDED AND RESTATED
                               CREDIT AGREEMENT



                                  DATED AS OF



                                 APRIL 3, 1998



                                     AMONG



                         ATCHISON CASTING CORPORATION,



                            THE BANKS PARTY HERETO,



                                      AND



                         HARRIS TRUST AND SAVINGS BANK
                                   as Agent



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


                               TABLE OF CONTENTS


             (This Table of Contents is not part of the Agreement)



                                                             Page
SECTION 1.        THE CREDIT FACILITIES.........................1

   Section 1.1.   The Facilities................................1
   Section 1.2.   Letters of Credit.............................4
   Section 1.3.   Applicable Interest Rates.....................7
   Section 1.4.   Minimum Borrowing Amounts.....................9
   Section 1.5.   Manner of Borrowing...........................9
   Section 1.6.   Interest Periods.............................11
   Section 1.7.   Maturity of Loans............................12
   Section 1.8.   Optional Prepayments.........................12
   Section 1.9.   Default Rate.................................12
   Section 1.10.  The Notes....................................13
   Section 1.11.  Funding Indemnity............................13
   Section 1.12.  Commitment Terminations......................14
   Section 1.13.  Mandatory Prepayments........................14

SECTION 2.        FEES AND EXTENSIONS..........................15

   Section 2.1.   Fees.........................................15
   Section 2.2.   Agent Fees; Fee Calculations.................15

SECTION 3.        PLACE AND APPLICATION OF PAYMENTS............16

   Section 3.1.   Place and Application of Payments............16

SECTION 4.        DEFINITIONS; INTERPRETATION..................16

   Section 4.1.   Definitions..................................16
   Section 4.2.   Interpretation...............................32

SECTION 5.        REPRESENTATIONS AND WARRANTIES...............32

   Section 5.1.   Corporate Organization and Authority.........32
   Section 5.2.   Subsidiaries.................................33
   Section 5.3.   Corporate Authority and Validity of
                    Obligations................................33



                                                             Page
   Section 5.4.   Financial Statements.........................33
   Section 5.5.   No Material Adverse Change...................34
   Section 5.6.   No Litigation; No Labor Controversies........34
   Section 5.7.   Taxes........................................34
   Section 5.8.   Approvals....................................34
   Section 5.9.   ERISA........................................35
   Section 5.10.  Government Regulation........................35
   Section 5.11.  Margin Stock.................................35
   Section 5.12.  Licenses and Authorizations; Compliance
                    with Laws..................................35
   Section 5.13.  Ownership of Property; Liens.................36
   Section 5.14.  No Burdensome Restrictions; Compliance
                    with Agreements............................36
   Section 5.15.  Full Disclosure..............................36
   Section 5.16.  Year 2000 Compliance.........................36

SECTION 6.        CONDITIONS PRECEDENT.........................37

   Section 6.1.   Initial Credit Event.........................37
   Section 6.2.   All Credit Events............................38

SECTION 7.        COVENANTS....................................39

   Section 7.1.   Corporate Existence; Subsidiaries............39
   Section 7.2.   Maintenance..................................39
   Section 7.3.   Taxes........................................40
   Section 7.4.   ERISA........................................40
   Section 7.5.   Insurance....................................40
   Section 7.6.   Financial Reports and Other Information......40
   Section 7.7.   Bank Inspection Rights.......................44
   Section 7.8.   Conduct of Business..........................44
   Section 7.9.   Liens........................................44
   Section 7.10.  Use of Proceeds; Regulation U................46
   Section 7.11.  Sales and Leasebacks.........................46
   Section 7.12.  Consolidation, Merger, Sale of Assets, etc...47
   Section 7.13.  Subsidiary Stock and Debt....................48
   Section 7.14.  Use of Property and Facilities;
                    Environmental, Health and Safety Laws......48
   Section 7.15.  Maintenance of Certain Financial Conditions..48
   Section 7.16.  Indebtedness.................................49
   Section 7.17.  Subsidiary Debt..............................50
   Section 7.18.  Investments, etc.............................51
   Section 7.19.  Restricted Payments; Restricted Investments..52



                                                             Page
   Section 7.20.  Transactions with Affiliates; Remuneration...53
   Section 7.21.  Compliance with Laws.........................54
   Section 7.22.  Fiscal Year..................................54
   Section 7.23.  Intercreditor Agreement......................54

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES...............54

   Section 8.1.   Events of Default............................54
   Section 8.2.   Non-Bankruptcy Defaults......................56
   Section 8.3.   Bankruptcy Defaults..........................56
   Section 8.4.   Collateral for Undrawn Letters of Credit.....57
   Section 8.5.   Notice of Default............................58
   Section 8.6.   Expenses.....................................58

SECTION 9.        CHANGE IN CIRCUMSTANCES......................58

   Section 9.1.   Change of Law................................58
   Section 9.2.   Unavailability of Deposits or Inability
                    to Ascertain, or Inadequacy of, LIBOR......58
   Section 9.3.   Increased Cost and Reduced Return............59
   Section 9.4.   Lending Offices..............................60
   Section 9.5.   Discretion of Bank as to Manner of Funding...60

SECTION 10.       THE AGENT....................................61

   Section 10.1.  Appointment and Authorization of Agent.......61
   Section 10.2.  Agent and its Affiliates.....................61
   Section 10.3.  Action by Agent..............................61
   Section 10.4.  Consultation with Experts....................62
   Section 10.5.  Liability of Agent; Credit Decision..........62
   Section 10.6.  Costs and Expenses...........................62
   Section 10.7.  Indemnity....................................63
   Section 10.8.  Resignation of Agent and Successor Agent.....63

SECTION 11.       MISCELLANEOUS................................63

   Section 11.1.  Withholding Taxes............................63
   Section 11.2.  No Waiver of Rights..........................65
   Section 11.3.  Non-Business Day.............................65
   Section 11.4.  Documentary Taxes............................65
   Section 11.5.  Survival of Representations..................65
   Section 11.6.  Survival of Indemnities......................65



                                                             Page
   Section 11.7.  Sharing of Set-Off...........................65
   Section 11.8.  Notices......................................66
   Section 11.9.  Counterparts.................................66
   Section 11.10. Successors and Assigns.......................67
   Section 11.11. Participants and Note Assignees..............67
   Section 11.12. Assignment of Commitments by Banks...........67
   Section 11.13. Amendments...................................68
   Section 11.14. Headings.....................................68
   Section 11.15. Legal Fees, Other Costs and Indemnification..68
   Section 11.16. Set Off......................................69
   Section 11.17. Entire Agreement.............................69
   Section 11.18. Governing Law................................69
   Section 11.19. Submission to Jurisdiction; Waiver of
                    Jury Trial.................................69
   Section 11.20. Intercreditor Agreement......................70
   Section 11.21. Currency.....................................70

Signature......................................................70


EXHIBITS

        A    -  Form of Revolving Note
        B    -  Form of Notice of Payment Request
        C    -  Form of Compliance Certificate
        D    -  Form of Legal Opinion of Counsel to the Borrower
        E    -  Form of Guaranty Agreement
        F    -  Form of Term Note
        G    -  Form of Swing Loan Note

SCHEDULE 1.2(a)  Existing Letters of Credit
SCHEDULE 5.2     Existing Subsidiaries
SCHEDULE 5.6(a)  Litigation
SCHEDULE 5.13    Real Property
SCHEDULE 7.18(c) Existing Investments

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT



To each of the Banks signatory hereto



Ladies and Gentlemen:

     The undersigned, Atchison Casting Corporation, a Kansas corporation (the "BORROWER"), refers to that certain Credit Agreement dated as of May 24, 1996, as amended by the First Amendment thereto dated May 12, 1997, currently in effect among the Borrower, Harris Trust and Savings Bank, as agent, and the lenders party thereto (the "ORIGINAL CREDIT AGREEMENT"). The Borrower hereby requests that the aggregate commitments available under the Original Credit Agreement be increased, that certain additional amendments be made to the Original Credit Agreement and, for the sake of clarity and convenience, that the Original Credit Agreement be restated in its entirety as so amended. This Amended and Restated Credit Agreement amends and replaces in its entirety the Original Credit Agreement, and from the Effective Date all references made to the Original Credit Agreement in any Credit Document or in any other instrument or document shall, without more, be deemed to refer to this Amended and Restated Credit Agreement. This Amended and Restated Credit Agreement shall become effective as of April 3, 1998 (the "EFFECTIVE DATE"), and supersedes all provisions of the Original Credit Agreement as of such date, upon the execution of this Amended and Restated Credit Agreement by each of the parties hereto and the fulfillment of the conditions precedent contained in Section 6.1 hereof. Harris Trust and Savings Bank in its capacity as agent for the Banks hereunder is hereinafter referred to as the "AGENT."

SECTION 1.   THE CREDIT FACILITIES.

     SECTION 1.1. THE FACILITIES. (a) THE REVOLVING LOANS. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "REVOLVING LOAN" and collectively "REVOLVING LOANS") to the Borrower from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount up to the amount of its commitment to make Revolving Loans set forth on the applicable signature page hereof or pursuant to Section 11.12 hereof (its "COMMITMENT" and, cumulatively for all the Banks, the "COMMITMENTS"), subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the Original Dollar Amount of Revolving Loans, the aggregate undrawn face amount of Letters of Credit (which, in the case of Letters of Credit payable in an Alternative Currency, means the U.S.

Dollar Equivalent thereof as determined pursuant to Section 1.2(f) hereof) and the aggregate unpaid Reimbursement Obligations at any time outstanding shall not exceed the Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans denominated in U.S. Dollars be made available by means of either Domestic Rate Loans or Eurocurrency Loans. All Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

     (b) SWING LOANS. (i) GENERALLY. Subject to all of the terms and conditions hereof, Harris Trust and Savings Bank ("HARRIS BANK") agrees to make loans ("SWING LOANS") in U.S. Dollars to the Borrower under a swing line of credit from time to time before the Termination Date in an aggregate amount at any one time outstanding not to exceed the lesser of (i) the Swing Line Commitment then in effect and (ii) the difference between the Commitments in effect at such time and the sum of the aggregate Original Dollar Amount of all Revolving Loans and Swing Loans, the aggregate undrawn face amount of Letters of Credit (which, in the case of Letters of Credit payable in an Alternative Currency, means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.2(f) hereof) and the aggregate unpaid U.S. Dollar Equivalent of the Reimbursement Obligations at any time then outstanding; PROVIDED, HOWEVER, that the aggregate Original Dollar Amount of the Revolving Loans and Swing Loans outstanding at any one time and owing to Harris Bank plus Harris Bank's Percentage of the aggregate undrawn face amount of Letters of Credit (which, in the case of Letters of Credit payable in an Alternative Currency, means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.2(f) hereof) and the aggregate unpaid U.S. Dollar Equivalent of the Reimbursement Obligations at any time outstanding shall not at any time exceed Harris Bank's Commitment then in effect. The Swing Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date.

           (ii) INTEREST ON SWING LOANS. Each Swing Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) at a rate per annum equal to the sum of the Domestic Rate and the Domestic Rate Margin, PROVIDED that if any Swing Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Loan shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the Domestic Rate. Interest on each Swing Loan shall be due and payable on its maturity date, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Harris Bank's determination of the interest rate applicable to the Swing Loans shall be conclusive and binding except in the case of manifest error or willful misconduct.

           (iii) REQUESTS FOR SWING LOANS. The Borrower shall give Harris Bank prior notice (which may be written or oral) no later than 10:00 a.m. (Chicago time) on the date any Swing Loan is to be made, specifying in each case the amount and date of such Swing Loan. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of Harris Bank to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris Bank shall not be obligated to make more than one Swing Loan during any one day.

           (iv) REFUNDING LOANS. In its sole and absolute discretion, Harris Bank may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris Bank to act on its behalf for such purpose), request each Bank to make a Revolving Loan in an amount equal to such Bank's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Borrowings of Revolving Loans under this Section 1.1(b)(iv) shall initially be Domestic Rate Loans unless timely notice is given pursuant to Section 1.5 hereof. Unless the conditions of Section 6 are not fulfilled on such date, each Bank shall make its requested Revolving Loan available to Harris Bank, in immediately available funds, at the principal office of Harris Bank in Chicago, Illinois, before 11:00 a.m. (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

           (v) PARTICIPATIONS. If any Bank refuses or otherwise fails or is unable to make a Revolving Loan when requested by Harris Bank pursuant to
Section 1.1b(iv) above (because the conditions in Section 6 are not satisfied or otherwise), such Bank shall, by the time and in the manner such Revolving Loan was to have been funded to Harris Bank, purchase from Harris Bank an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Bank that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Bank funded to Harris Bank its participation in such Revolving Loan. The obligation of the Banks to Harris Bank shall be absolute and unconditional and shall not be affected or impaired by any Default or Event of Default which may then be continuing hereunder.

           (vi) VOLUNTARY PREPAYMENT OF SWING LOANS. The Borrower may voluntarily prepay any Swing Loan before its maturity at any time upon notice to the Agent prior to 10:00 a.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment.

    (c) TERM LOANS. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan to the Borrower in U.S. Dollars (each a "TERM LOAN" and collectively, the "TERM LOANS") on the date hereof in the amount set forth on the applicable signature page hereof opposite its name under the heading "TERM LOAN AMOUNT." Each Term Loan shall mature as to principal in consecutive quarterly installments equal (except for the final installment) to one twenty-eighth (1/28th) of the original principal amount of such Term Loan, commencing on March 31, 1999 and continuing on the last Business Day of each and every calendar quarter thereafter up to and including December 31, 2002, with the final installment to be in the amount of all principal not sooner paid and due on April 6, 2003. No amount repaid or prepaid on any Term Loan may be borrowed again.
As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Term Loans be made available by means of either Domestic Rate Loans or Eurocurrency Loans.

    SECTION 1.2. LETTERS OF CREDIT. (a) GENERAL TERMS. Subject to all of the terms and conditions hereof, the Agent shall issue standby letters of credit (each a "LETTER OF CREDIT") for the Borrower's account in an aggregate undrawn face amount up to the Commitments as in effect from time to time (the "L/C COMMITMENT"), provided that the aggregate undrawn face amount of Letters of Credit and the aggregate Reimbursement Obligations at any time outstanding shall not exceed the difference between the Commitments in effect at such time and the aggregate principal amount of Loans then outstanding. Notwithstanding anything herein to the contrary, each of those certain letters of credit issued by Harris Trust and Savings Bank for the account of the Borrower listed on Schedule 1.2(a) hereto shall each constitute a "LETTER OF CREDIT" herein for all purposes of this Agreement to the same extent, and with the same force and effect as if each such letter of credit had been issued at the request of the Borrower hereunder. Each Letter of Credit shall be issued by the Agent, but each Bank shall be obligated to reimburse the Agent for its Percentage of the amount of each drawing thereunder and, accordingly, the face amount of each Letter of Credit shall constitute usage of the Commitment of each Bank PRO RATA in accordance with each Bank's Percentage.

    (b) APPLICATIONS. At any time before the Termination Date, the Agent shall, at the request of the Borrower, issue one or more Letters of Credit, in a form satisfactory to the Agent, with expiration dates no later than the Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form customarily prescribed by the Agent for a special purpose, or "standby", letter of credit or a commercial letter of credit (each an "APPLICATION"). Notwithstanding anything contained in any Application to the contrary (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Sections 2.1(b) hereof, (ii) before the occurrence of an Event of Default, the Agent will not call for (A) the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder or (B) any collateral security for any obligations of the Borrower under an Application, and (iii) in the event the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Domestic Rate from time to time in effect. In the event the Agent issues any Letters of Credit with expiration dates that are automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have terminated or (iii) an Event of Default exists and the Required Banks have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 6.2 and the other terms of this
Section 1.2.

    (c) THE REIMBURSEMENT OBLIGATIONS. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the Agent for all drawings under a Letter of Credit (a "REIMBURSEMENT OBLIGATION") shall be governed by the Application related to such Letter of Credit, except that (i) reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is paid in immediately available funds at the Agent's principal office in Chicago, Illinois and (ii) any payments by the Agent of drawings under any Letter of Credit payable in an Alternative Currency shall be reimbursed by the Borrower in U.S. Dollars at the rate of exchange for cable transfers in effect on the date of payment by the Agent to the place of payment in the currency in which such drawing was made. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed ratably to the Banks in accordance with their respective Percentages.

    (d) THE PARTICIPATING INTERESTS. Each Bank (other than the Bank then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Bank (a "PARTICIPATING BANK"), an undivided percentage participating interest (a "PARTICIPATING INTEREST"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Each Participating Bank acknowledges that, because certain Letters of Credit issued to support tax exempt municipal bonds may be reinstated by an amount equal to drawings thereunder (the proceeds of which are used to pay up to 58 days of accrued interest on such bonds) at a time when the Borrower has not reimbursed the Agent in full for a drawing thereunder, the L/C Obligations may exceed the L/C Commitment from time to time and each Participating Bank agrees to pay the Agent its Percentage of each drawing under each Letter of

Credit notwithstanding that any such payment may result in the aggregate Loans and Reimbursement Obligations owing such Participating Bank exceeding
such Participating Bank's Commitment.   Upon any failure by the Borrower to
pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(c) above, or in the event the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit B hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Bank at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Bank hereunder.

     The several obligations of the Participating Banks to the Agent under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrower, the Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Bank arising outside this Agreement.

    (e) INDEMNIFICATION. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the

Participating Banks under this Section 1.2(e) and all other parts of this
Section 1.2 shall survive termination of this Agreement and of all other L/C Documents.

    (f) FOREIGN CURRENCY EQUIVALENCY. For all purposes of determining the outstanding amount of Letters of Credit hereunder, Letters of Credit payable in an Alternative Currency shall be converted by the Agent into their U.S. Dollar Equivalent as of the time issued and shall be reconverted into their U.S. Dollar Equivalent as of the first day of each month (and as of any other time any Bank deems appropriate), with each such determination by the Agent to apply until the next redetermination.

    SECTION 1.3. APPLICABLE INTEREST RATES. (a) DOMESTIC RATE LOANS. Each Domestic Rate Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the applicable Domestic Rate Margin plus the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

    "DOMESTIC RATE" means for any day the greater of:

        (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

       (ii) the sum of (x) the rate determined by the Agent to be the prevailing rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

    "DOMESTIC RATE MARGIN" means (A) minus 0.25% per annum for any Pricing Period for which Level I Status exists and (B) 0% per annum for any Pricing Period for which either Level II Status or Level III Status exists.

    (b) EUROCURRENCY LOANS. Each Eurocurrency Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the applicable Eurocurrency Margin plus the

Adjusted LIBOR applicable to such Loan, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

    "ADJUSTED LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:

    Adjusted LIBOR =                 LIBOR
                     --------------------------------------
                     100% - Eurocurrency Reserve Percentage

    "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Agent as part of such Borrowing.

    "LIBOR INDEX RATE" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

    "TELERATE PAGE 3750" means the display designated as "PAGE 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates).

    "EUROCURRENCY RESERVE PERCENTAGE" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "EUROCURRENCY LIABILITIES", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "EUROCURRENCY LIABILITIES" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

    "EUROCURRENCY MARGIN" means (A) 1.00% per annum for any Pricing Period for which Level I Status exists, (B) 1.25% per annum for any Pricing Period for which Level II Status exists, and (C) 1.50% per annum for any Pricing Period for which Level III Status exists.

    (c) RATE DETERMINATIONS. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder and the Original Dollar Amount of Loans denominated in Alternative Currencies, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan denominated in an Alternative Currency shall be determined effective as of the first day of the Interest Period applicable to such Loan.

    SECTION 1.4. MINIMUM BORROWING AMOUNTS. Each Borrowing of Eurocurrency Loans shall be in an amount not less than an Original Dollar Amount of $2,000,000 and in integral multiples of $500,000, and each Borrowing of Domestic Rate Loans (other than Swing Loans) shall be in an amount not less than $1,000,000 and in integral multiples of $100,000. Each Swing Loan shall be in an amount not less than $50,000.

    SECTION 1.5. MANNER OF BORROWING. (a) NOTICE TO THE AGENT. The Borrower shall give telephonic, telex or telecopy notice to the Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) (i) by no later than 10:30 A.M. (Chicago time) on the date at least four (4) Business Days before the date of each requested Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) by no later than 10:30 A.M. (Chicago time) on the date at least three (3) Business Days before the date of each requested Borrowing of Eurocurrency Loans denominated in U.S. Dollars, and (iii) by no later than 10:00 A.M. (Chicago time) on the date of each requested Borrowing of Domestic Rate Loans. Each such notice from the Borrower shall specify (A) the date of the requested Borrowing (which shall be a Business Day), (B) the amount of the requested Borrowing, (C) the type of Loans to comprise such Borrowing, and
(D) if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period and currency selected by the Borrower to be applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any person it in good faith believes is an Authorized Representative of the Borrower without the necessity of independent investigation and in the event any notice by telephone conflicts with its written confirmation, such telephone notice shall govern if the Agent has acted in reliance thereon.

    (b) NOTICE TO THE BANKS. The Agent shall give prompt telephonic, telex or telecopy notice to each Bank of any borrowing request received pursuant to
Section 1.5(a) above and, if such notice requests the Banks to make Eurocurrency Loans, the Agent shall give notice to the Borrower and each Bank by any such means of the interest rate applicable thereto (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

    (c) BORROWER'S FAILURE TO NOTIFY. If the Borrower fails to give notice pursuant to Section 1.5(a) above of the reborrowing of the principal amount of any maturing Borrowing of Loans denominated in U.S. Dollars or of a Borrowing of Loans equal to the amount of a Reimbursement Obligation and has not notified the Agent by 10:30 A.M. (Chicago time) on the day such Borrowing matures or such Reimbursement Obligation becomes due that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested a Borrowing of Domestic Rate Loans on such day in the amount of the maturing Borrowing of Loans or of the Reimbursement Obligation then due, subject to Section 6.2 hereof, which Borrowing shall be applied to pay the maturing Borrowing of Loans or Reimbursement Obligation then due. If the Borrower fails to give notice pursuant to Section 1.5(a) above of the reborrowing of the outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its Interest Period within the period required by Section 1.5(a) and has not notified the Agent within the period required by Section 1.8(a) that it intends to repay such Borrowing through funds not borrowed hereunder, such Borrowing shall automatically be repaid through a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 6 hereof and of the restrictions contained in the definition of Interest Period.

    (d) DISBURSEMENT OF LOANS. Not later than 1:00 p.m. (Chicago time) on the date of any Borrowing of Loans (other than a Refunding Borrowing) denominated in U.S. Dollars, each Bank, subject to Section 6 hereof and all other provisions hereof, shall make available its Loan comprising its Percentage of such Borrowing in funds immediately available in Chicago, Illinois at the principal office of the Agent, or, if such Borrowing is denominated in an Alternative Currency, each Bank shall, subject to Section 6 hereof, make available its Loan comprising part of such Borrowing at such office as the Agent has previously specified in a notice to each Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. To the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Loans (a "REFUNDING BORROWING"), in which case each Bank shall record the Loan made by it as a part of such Refunding Borrowing on its books and records or on a schedule to its appropriate Note, as provided in Section 1.10(b) hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Loan through the proceeds of such new Loan. The Agent shall make the proceeds of each non-Refunding Borrowing denominated in U.S. Dollars available to the Borrower at the Agent's principal office in Chicago, Illinois and Borrowings denominated in Alternative Currencies at such office as the Agent has previously agreed to with the Borrower, in each case in the type of funds received by the Agent from the Banks.

    (e) AGENT RELIANCE ON BANK FUNDING. Unless the Agent shall have been notified by a Bank prior to (or, in the case of a Borrowing of Domestic Rate Loans, by 11:00 a.m. (Chicago time) on) the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof, so that the Borrower will have no liability under such Section with respect to such payment.

    SECTION 1.6. INTEREST PERIODS. As provided in Sections 1.5(a) hereof, at the time of each request for the Borrowing of Eurocurrency Loans hereunder, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "INTEREST PERIOD" means the period commencing on the date a Borrowing of Loans is made and ending on the date: (a) in the case of Domestic Rate Loans (other than Swing Loans), that is the last day of the calendar month in which such Borrowing is made, and
(b) in the case of Eurocurrency Loans, 1, 2, 3, or 6 months thereafter; PROVIDED, HOWEVER, that:

        (a) for any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

        (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, PROVIDED THAT, in the case of an Interest Period for a Borrowing of Eurocurrency Loans, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

        (c) for purposes of determining the Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

    SECTION 1.7. MATURITY OF LOANS. Each Revolving Loan (other than Swing Loans) shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto or, if earlier, on the Termination Date. Each Swing Loan shall mature and become due and payable by the Borrower on the date selected by the Borrower but in no event later than the earlier of the Termination Date and the date occurring 10 days after such Swing Loan was advanced. Each Term Loan shall mature and become due and payable by the Borrower on the dates specified in Section 1.1(c) hereof.

    SECTION 1.8. OPTIONAL PREPAYMENTS. The Borrower shall have the privilege of prepaying Domestic Rate Loans at any time without premium or penalty and in whole or in part (but, if in part, then in an amount (i) which is an integral multiple of $100,000, and (ii) such that the minimum amount required pursuant to Section 1.4 hereof remains outstanding); PROVIDED, HOWEVER, that the Borrower shall have given prior notice of such prepayment to the Agent by no later than 10:30 A.M. on the date of such prepayment. Subject to Section 1.11 hereof, any Borrowing of Eurocurrency Loans may be prepaid in full, but not in part, upon three (3) Business Days' notice to the Agent.

    SECTION 1.9. DEFAULT RATE. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

        (a) for any Domestic Rate Loan, the sum of one percent (1%) per annum PLUS the Domestic Rate from time to time in effect; and

        (b) for any Eurocurrency Loan, the sum of one percent (1%) per annum PLUS the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of one percent (1%) per annum PLUS the Domestic Rate from time to time in effect or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, plus one percent (1%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal balance of any such Eurocurrency Loan (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

    SECTION 1.10. THE NOTES. (a) All Revolving Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower payable to the order of such Bank in the form of Exhibit A hereto (each a "REVOLVING NOTE" and collectively the "REVOLVING NOTES"). All Term Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower payable to the order of such Bank in the form of Exhibit F hereto (each a "TERM NOTE" and collectively the "TERM NOTES"). All Swing Loans made to the Borrower by Harris Bank shall be evidenced by a single promissory note of the Borrower payable to the order of Harris Bank in the form of Exhibit G hereto (the "SWING LOAN NOTE").

    (b) Each Bank shall record on its books and records or on a schedule to its Note the amount of each Loan made by it to the Borrower, the Interest Period thereof, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurocurrency Loan, the interest rate applicable thereto and the currency in which such Loan was denominated; PROVIDED THAT prior to the transfer of any Note such matters for each then outstanding Loan evidenced by such Note shall be recorded on a schedule to the Note. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be PRIMA FACIE evidence as to all such matters; PROVIDED, HOWEVER, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

    SECTION 1.11. FUNDING INDEMNITY. If any Bank incurs any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such
Bank) as a result of:

        (a) any payment or prepayment of a Eurocurrency Loan on a date other than the last day of its Interest Period (whether as a result of acceleration, mandatory prepayment or otherwise),

        (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow a Eurocurrency Loan on the date specified in a notice given pursuant to Section 1.5(a) hereof, or

        (c)   the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be conclusive and binding absent manifest error.

    SECTION 1.12. COMMITMENT TERMINATIONS. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate the Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000, and in integral multiples of $1,000,000, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, PROVIDED that the Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Loans, the aggregate undrawn face amount of Letters of Credit and the aggregate Reimbursement Obligations then outstanding. The Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Commitments pursuant to this Section 1.12 may not be reinstated. All reductions of Commitments under any provision of this Agreement shall reduce ratably the Commitment of each Bank in accordance with its Percentage.

    SECTION 1.13. MANDATORY PREPAYMENTS. (a) On the Business Day of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the proceeds (net of reasonable costs associated therewith) of the incurrence of indebtedness for borrowed money shall be applied as a mandatory repayment of principal of the Term Loans to be applied in the inverse order of maturity.

    (b) Within three (3) Business Days of the receipt thereof by the Borrower and/or any of its Subsidiaries of Net Cash Proceeds from any Asset Sale after the date hereof, an amount equal to 100% of the Net Cash Proceeds shall be applied as a mandatory repayment of principal of the Term Loans to be applied in the inverse order of maturity; PROVIDED THAT with respect to no more than $500,000 in the aggregate of such Net Cash Proceeds in any fiscal year of the Borrower, such Net Cash Proceeds shall not be required to be so applied.

SECTION 2.   FEES AND EXTENSIONS.

    SECTION 2.1. FEES. (a) COMMITMENT FEE. For the period from the date hereof to and including the Termination Date, the Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a commitment fee accruing on the average daily unused amount of the Commitments, at a rate of (i) 0.250% per annum for each day Level I Status exists and (ii) 0.375% per annum for each day Level II Status or Level III Status exists, such fees being payable in arrears on June 30, 1998, on the last day of each calendar quarter thereafter and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

    (b) LETTER OF CREDIT FEES. On the date of issuance or extension of any Letter of Credit, the Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a fee equal to the then applicable Eurocurrency Margin minus 1/4 of 1% per annum on the face amount of such Letter of Credit, calculated based on the scheduled expiration date of the Letter of Credit. Such letter of credit fees shall be non-refundable in the event of an early termination or cancellation of a Letter of Credit and in all other circumstances.

    (c) FRONTING FEE. The Borrower agrees to pay to the Agent, for its own account, a fronting fee in respect of each Letter of Credit issued by the Agent, for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to 1/10 of 1% per annum on the daily stated amount of such Letter of Credit payable on the date such Letter of Credit is issued.

    SECTION 2.2. AGENT FEES; FEE CALCULATIONS. (a) AGENT FEES. The Borrower shall pay to the Agent the fees agreed to between the Agent and the Borrower in a letter dated January 28, 1998, or as otherwise agreed between them, at any time the Agent is not the only Bank hereunder.

    (b)   FEE CALCULATIONS.  All fees payable under Section 2.1(a), (b) and
(c) and Section 2.2(a) shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

SECTION 3.   PLACE AND APPLICATION OF PAYMENTS.

    SECTION 3.1. PLACE AND APPLICATION OF PAYMENTS. All payments of principal of and interest on the Loans denominated in U.S. Dollars and the Reimbursement Obligations, and of all other amounts payable in U.S. Dollars by the Borrower under this Agreement, shall be made by the Borrower to the Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) or, if such payment is to be made in an Alternative Currency, no later than 12:00 Noon local time (or such earlier time as the Agent may notify to the Borrower as necessary for such funds to be received for same day value on the date of such payment) at the place of payment to such office as the Agent has previously specified in a notice to the Borrower, in each case for the benefit of the Bank or Banks entitled to such payments. Any payments received by the Agent from the Borrower after 12:00 Noon (Chicago time) shall be deemed to have been received on the next Business Day. Such payments shall be made (i) if in U.S. Dollars, in lawful money of the United States of America, in immediately available funds or (ii) if in an Alternative Currency, in such currency in funds then customary for the settlement of international transactions in such currency, in each case at the place of payment without setoff or counterclaim. The Agent will, on the same day such payments are received or deemed to have been received in accordance with this
Section 3.1, cause to be distributed like funds relating to the payment of fees and of principal or interest on Loans and on Reimbursement Obligations in which the Banks have purchased participating interests ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

SECTION 4.   DEFINITIONS; INTERPRETATION.

    SECTION 4.1. DEFINITIONS. The following terms when used herein have the following meanings:

    "ACCOUNT" is defined in Section 8.4(b) hereof.

    "ADJUSTED LIBOR" is defined in Section 1.3(b) hereof.

    "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "CONTROL" (including, with their correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and officer of the Borrower or any Subsidiary shall be deemed to be an Affiliate of the Borrower and each Subsidiary.

    "AGENT" means Harris Trust and Savings Bank and any successor pursuant to
Section 10.8 hereof.

    "APPLICATION" is defined in Section 1.2(b) hereof.

    "ALTERNATIVE CURRENCY" means any currency, other than U.S. Dollars, requested by the Borrower and available to all the Banks, for so long as such currency is freely transferable and convertible to U.S. Dollars.

    "ASSET SALE" means any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly Owned Subsidiary of the Borrower of any asset of the Borrower or any such Subsidiary other than sales, transfers or other dispositions made in the ordinary course of business.

    "AUTHORIZED REPRESENTATIVE" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(g) hereof, or on any updated such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized
Representative of the Borrower in a written notice to the Agent.

    "BANK" means each financial institution executing this Agreement and any replacement or additional Bank pursuant to Section 11.12 hereof.

    "BOARD OF DIRECTORS" means the Board of Directors of the Borrower or a duly authorized committee of directors lawfully exercising the relevant powers of such Board of Directors.

    "BORROWER" means Atchison Casting Corporation, a Kansas corporation.

    "BORROWER GROUP MEMBER" means the Borrower, each Subsidiary, and each of their respective predecessors and (a) each corporation that is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or any Subsidiary, or any of their respective predecessors, (b) each trade or business, whether or not incorporated, that is or was at any time under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any Subsidiary, or any of their respective predecessors, and (c) each trade or business, whether or not incorporated, that is or was at any time a member of the same affiliated service group (within the meaning of Section 414(m) and (o) of the Code) as the Borrower or any Subsidiary, or any of their respective predecessors.

    "BORROWER PREMISES" means real property in which the Borrower, any Subsidiary, or any Person which has been a Subsidiary at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

    "BORROWING" means the total of Loans of a single type made by the Banks to the Borrower on a single date and for a single Interest Period. Borrowings are made ratably from each of the Banks according to their Percentages.

    "BUSINESS OR CONDITION" means for any Person, the business, operations, assets, properties, earnings, condition (financial or other) or reasonably foreseeable prospects of such Person, PROVIDED that such term, when used without reference to any particular Person, shall mean the Business or Condition of the Borrower and of the Borrower and its Subsidiaries taken as a whole.

    "BUSINESS DAY" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and Nassau, Bahamas and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

    "CAPITAL LEASE" means at any date any lease of Property which in accordance with GAAP would be required to be capitalized on the balance sheet (including the notes thereto) of the lessee, other than (in the case of the Borrower or any of its Subsidiaries) any such lease under which the Borrower or a Wholly Owned Subsidiary is the lessor.

    "CAPITAL LEASE OBLIGATIONS" means for any Person the amount of the liability required to be shown on the balance sheet (including the notes thereto) of such Person in respect of Capital Leases as determined at any date in accordance with GAAP.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITMENT" is defined in Section 1.1 hereof.

     "COMPENSATION PAYMENTS" is defined in Section 7.20(b).

     "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit C hereto.

     "COMPUTATION PERIOD" is defined in Section 7.19.

     "CONSOLIDATED CURRENT ASSETS", "CONSOLIDATED CURRENT DEBT", "CONSOLIDATED CURRENT LIABILITIES", "CONSOLIDATED FIXED CHARGES", "CONSOLIDATED FUNDED DEBT", "CONSOLIDATED INTEREST EXPENSE", "CONSOLIDATED NET INCOME", "CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES", "CONSOLIDATED TOTAL ASSETS" and "CONSOLIDATED TOTAL DEBT" mean Current Assets, Current Debt, Current Liabilities, Fixed Charges, Funded Debt, Interest Expense, Net Income, Net Income Available for Fixed Charges, Total Assets and Total Debt, as the case may be, of the Borrower and its Subsidiaries, all consolidated in accordance with GAAP, after eliminating all intercompany items and, in determining Consolidated Net Income, after deducting portions of income properly attributable to outside minority interests, if any, in the stock and surplus of any Subsidiary; PROVIDED, HOWEVER, that in determining Consolidated Net Income, the income (or deficit) of any Person accrued prior to the date it is acquired in any manner (whether by consolidation, merger, purchase of assets, purchase of stock or otherwise) to the extent not subsequently sold or otherwise disposed of during such period for the portion of such period prior to such acquisition shall be included; PROVIDED, FURTHER HOWEVER, that in determining Consolidated Net Income, portions of income properly attributable to outside minority interests, if any, in the stock and surplus of any Subsidiary shall be deducted, and there shall be excluded any portion of the Net Income of a Subsidiary which for any reason is unavailable for payment of dividends or distributions to the Borrower.

     "CONSOLIDATED EBITA" means, as applied to any Person for any period, Consolidated Net Income of such Person, plus all amounts deducted in arriving at such Consolidated Net Income in respect of (a) provisions for taxes imposed on or measured by income or excess profit, (b) Consolidated Interest Expense, and (c) amortization of intangibles, all consolidated in accordance with GAAP, after eliminating any intercompany items.

     "CONSOLIDATED TOTAL LIABILITIES" means, at any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP but excluding reserves for deferred income taxes.

     "CONSOLIDATED TOTAL SENIOR DEBT" means, as applied to the Borrower for any date of determination, the sum of the Debt of the Borrower and its Subsidiaries as at such date minus the Subordinated Debt of the Borrower as at such date.

     "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "CREDIT DOCUMENTS" means this Agreement, the Notes, each Guaranty Agreement, the Applications, the Pledge Agreement and the Letters of Credit.

     "CREDIT EVENT" means the making of any Loan or the issuance of, or extension of the expiration date (including any automatic extension by failure to give notice of non-renewal) or increase in the amount of, any Letter of Credit.

     "CURRENT ASSETS" means, as applied to any Person as of any date of determination, the total assets of such Person which would be properly classified as current assets on a balance sheet of such Person prepared in accordance with GAAP as of such date.

     "CURRENT DEBT" means, as applied to any Person as of any date of determination, all Debt of such Person for borrowed money other than any such Debt which constitutes Funded Debt as of such date.

     "CURRENT LIABILITIES" means, as applied to any Person as of any date of determination, the total liabilities of such Person which would be properly classified as current liabilities on a balance sheet of such Person prepared in accordance with GAAP as of such date, including in any event (but without duplication) all Debt of such Person payable on demand or having a final maturity of not more than one year after such date, and all fixed or contingent payments maturing or required to be made by such Person not more than one year after such date in respect of the principal or premium (if any) of any Debt.

     "CURRENT MATURITIES" means, as applied to any Person as of any date of determination, all payments in respect of Funded Debt of such Person and any other debt for borrowed money of such Person which, as of its date of issuance, was Funded Debt, that are required to be made within one year.

     "CURRENT RATIO" means, as of any date, the number obtained by dividing
(a) Consolidated Current Assets as of such date by (b) Consolidated Current Liabilities as of such date.

     "DEBT" means, as applied to any Person as of any date of determination, all obligations of such Person (other than capital, surplus, reserves for deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) which would be classified on a balance sheet of such Person prepared in accordance with GAAP as of such date as indebtedness, including in any event (without duplication):

         (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes, drafts or similar instruments;

         (b) all obligations of such Person for all or any part of the deferred purchase price of property or services or for the cost of property constructed or of improvements;

         (c) all obligations secured by any Lien on or payable out of the proceeds of production from property owned or held by such Person even though such Person has not assumed or become liable for the payment of such obligations;

         (d)   all Capital Lease Obligations of such Person;

         (e) all obligations of such Person, contingent or otherwise, in respect of any letter of credit facilities, bankers' acceptance facilities or other similar credit facilities (but only to the extent, in the case of any of the foregoing obligations referred to in this clause, the same does not support another obligation of such Person which either is otherwise included in Debt or consists of current accounts payable incurred in the ordinary course of business); and

         (f) all Guaranties by such Person of or with respect to obligations of the character referred to in the foregoing clauses (a) through (e) of another Person;

PROVIDED, HOWEVER, that in determining the Debt of any Person, (i) all liabilities for which such Person is jointly and severally liable with one or more other Persons (including, without limitation, all liabilities of any partnership or joint venture of which such Person is a general partner or co-venturer) shall be included at the full amount thereof without regard to any right such Person may have against any such other Persons for contribution or indemnity, and (ii) no effect shall be given to deposits, trust arrangements or similar arrangements which, in accordance with GAAP, extinguish Debt for which such Person remains legally liable.

     "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "DOMESTIC RATE" is defined in Section 1.3(a) hereof.

     "DOMESTIC RATE LOAN" means a Loan bearing interest prior to maturity at a rate specified in Section 1.3(a) hereof.

     "DOMESTIC RATE MARGIN" is defined in Section 1.3 hereof.

     "EBITDA" means, with reference to any period, Consolidated Net Income for such period PLUS all amounts deducted in arriving at such Consolidated Net Income amount in respect of (i) Consolidated Interest Expense for such period, PLUS (ii) federal, state and local income taxes for such period, PLUS (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Subsidiaries.

     "ENVIRONMENTAL CLAIMS" is defined in Section 5.12(c).

     "ENVIRONMENTAL LAW" means any past, present or future Federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, Order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, release or threatened releases of Hazardous Substances into the environment, or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances.

     "ENVIRONMENTAL PERMITS" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same may be in effect from time to time.

     "EUROCURRENCY LOAN" means a Loan bearing interest prior to maturity at the rate specified in Section 1.3(b) hereof.

     "EUROCURRENCY MARGIN" is defined in Section 1.3(b) hereof.

     "EUROCURRENCY RESERVE PERCENTAGE" is defined in Section 1.3(b) hereof.

     "EVENT OF DEFAULT" means any of the events or circumstances specified in
Section 8.1 hereof.

     "FEDERAL FUNDS RATE" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate in
Section 1.3(a) hereof.

     "FIXED CHARGE COVERAGE RATIO" means, as of any date, the number obtained by dividing (a) Consolidated EBITA for the period of four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date by
(b) Consolidated Fixed Charges for such period of four consecutive fiscal quarters.

     "FIXED CHARGES" means, as applied to any Person for any period, the sum of
(a) Interest Expense of such Person for such period, PLUS (b) the aggregate amount of Current Maturities required to be made by the Borrower and its Subsidiaries PLUS (c) 15% of the aggregate principal amount of Revolving Loans outstanding on the last day of such period.

     "FUNDED DEBT" means, as applied to any Person as of any date of determination thereof, all Debt of such Person which would be classified upon a balance sheet of such Person prepared as of such date in accordance with GAAP as long term or funded debt, including in any event (without duplication) all Debt of such Person, whether secured or unsecured, having a final maturity (or which, pursuant to the terms of a revolving credit agreement or otherwise, is renewable or extendable at the option of such Person for a period ending) more than one year after the date as of which Funded Debt is being determined; PROVIDED, HOWEVER, that in no event shall the term Funded Debt include with respect to any Person any fixed or contingent payments maturing or required to be made by such Person not more than one year after such date of determination in respect of the principal or premium (if any) of any Debt.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's financial statements furnished to the Banks pursuant to Section 5.4 hereof.

     "GOVERNMENTAL BODY" means any Federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority, of any country.

     "GUARANTY" means as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise in any manner directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (a) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (b) maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or (c) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. For purposes of all computations made under this Agreement the amount of any Guaranty shall be equal to the amount of the obligation guaranteed or, if not stated or determined, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "GUARANTY AGREEMENT" means the Guaranty Agreement in the form of Exhibit E hereto.

     "HARRIS BANK" is defined in Section 1.1(b) hereof.

     "HAZARDOUS SUBSTANCES" means and includes those substances included within the definitions of "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES" or "SOLID WASTE" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section9601 ET SEQ.), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section6901 ET SEQ.) and the Hazardous Materials Transportation Act, (49 U.S.C. Section1801 ET SEQ.), and in the regulations promulgated pursuant to said laws, all as amended; and in any event shall include medical wastes, infectious wastes, asbestos, paint containing lead, and urea formaldehyde.

     "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of May 24, 1996 by and among the Agent, the Banks and Teachers Insurance and Annuity Association of America.

     "INTEREST EXPENSE" means, as applied to any Person for any period, the sum of (a) the aggregate amount of all interest accrued (whether or not actually paid and whether deducted or capitalized) during such period on Debt of such Person (including, without limitation, imputed interest on Capital Lease Obligations), plus, (b) amortization by such Person of debt discount and expense during such period, plus (c) all fees or commission payable by such Person in connection with any letters of credit during such period.

     "INTEREST PERIOD" is defined in Section 1.6 hereof.

     "INVESTMENT" means, as applied to any designated Person, any direct or indirect purchase or other acquisition by such designated Person for cash or other property of stock, debt or other securities of any other Person, or any direct or indirect loan, advance, extension of credit or capital contribution by such designated Person to any other Person or any Guaranty by such designated Person with respect to the Debt of such other Person, including all Debt of and accounts receivable from any such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business. In computing the amount involved in any Investment,
(i) undistributed earnings of, and interest accrued in respect of Debt owing by, any such other Person accrued after the date of such Investment shall be included, (ii) there shall not be deducted from the amounts invested in any such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans or advances from such other Person, and (iii) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in any such other Person shall be disregarded.

     "L/C DOCUMENTS" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "LENDING OFFICE" is defined in Section 9.4 hereof.

     "LETTER OF CREDIT" is defined in Section 1.2(a) hereof.

     "LEVEL I STATUS" means, for any Pricing Period, the Compliance Certificate delivered by the Borrower for the most recently completed fiscal quarter shows a ratio of Total Senior Debt of the Borrower on a consolidated basis to Total Capitalization of not more than 25%.

     "LEVEL II STATUS" means, for any Pricing Period, Level I Status does not exist, but the Compliance Certificate delivered by the Borrower for the most recently completed fiscal quarter shows a ratio of Total Senior Debt of the Borrower on a consolidated basis to Total Capitalization of not more than 35%.

     "LEVEL III STATUS" means, for any Pricing Period, neither Level I Status nor Level II Status exists either because the Compliance Certificate for a quarter has not been delivered by the Borrower within 45 days of the end of such quarter or because such Compliance Certificate does not show compliance with the requirements of either Level I Status or Level II Status

     "LIBOR" is defined in Section 1.3(b) hereof.

     "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "LIEN" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "LIEN."

     "LOANS" means and includes the Revolving Loans, Swing Loans and the Term Loans, as the context may require, and includes all Domestic Rate Loans or Eurocurrency Loans, each of which is a "type" of Loan hereunder.

     "MATERIAL ADVERSE CHANGE; MATERIAL ADVERSE EFFECT; MATERIALLY ADVERSE" means in, on or to, as appropriate, any Person, a material adverse change in such Person's Business or Condition, a material adverse effect on such Person's Business or Condition or an event which is materially adverse to such Person's Business or Condition; PROVIDED that (a) any such term, when used without reference to any particular Person, shall mean such change in or effect on or event adverse to, as the case may be, the Borrower or the Borrower and its Subsidiaries taken as a whole, and (b) any impairment in a material respect of the ability of the Borrower (i) to pay the principal of and interest on the Notes in accordance with the terms thereof and hereof or
(ii) to perform its other obligations under the Notes or this Agreement, shall in any case be deemed to have resulted in a material adverse change in, to have a material adverse effect on, and to be materially adverse to, the Borrower's Business or Condition.

     "MULTIEMPLOYER PLAN" means a plan defined as such in Section 3 (37) of ERISA to which any Borrower Group Member is making or incurring an obligation to make, or has made or incurred an obligation to make, contributions.

     "MULTIPLE EMPLOYER PLAN" means a Plan subject to Title IV of ERISA to which any Borrower Group Member, and at least one employer other than a Borrower Group Member, is making or incurring an obligation to make contributions or has made or incurred an obligation to make contributions.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the cash proceeds resulting therefrom net of (a) cash expenses of sale (including brokerage fees, if any, and transfer taxes) and (b) incremental income taxes paid or payable as a result thereof.

     "NET INCOME" means, as applied to any Person for any period, the net income (or deficit) of such Person for such period (taken as a cumulative whole) after deducting without duplication, operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP; PROVIDED HOWEVER, that there shall in any event be excluded from Net Income (without duplication):

         (a) any amount representing the interest of such Person in the earnings of any other Person, except to the extent that any such earnings have been actually received by such Person in the form of cash dividends or similar distributions;

         (b) any deferred credit or amortization thereof from the acquisition of any properties or assets of any Person;

         (c) any gain or loss exceeding $50,000 in the aggregate during such period arising from (i) the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, and all securities), (ii) any reappraisal, revaluation or write-up of assets after the date of the most recent audited financial statements referred to in Section 5.4, (iii) the acquisition of any securities of such Person or (iv) the termination of the Plan;

         (d)   the proceeds of any life insurance policy; and

         (e) any item properly classified as extraordinary in accordance with GAAP.

     "NOTES" means and includes the Revolving Notes, Swing Note and the Term Notes, as the context may require.

     "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the Borrower by its Chairman of the Board of Directors (if an officer), Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or Treasurer.

     "OPERATING LEASE" means any lease or property (real, personal or mixed) other than (a) a Capital Lease and (b) in the case of any Subsidiary, any such lease under which the Borrower or a Wholly Owned Subsidiary is the lessor.

     "ORDER" means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

     "OBLIGATIONS" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans and Reimbursement Obligations, and all other payment obligations of the Borrower arising under or in relation to any Credit Document.

     "ORIGINAL DOLLAR AMOUNT" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the first day of its Interest Period.

     "PARTICIPATING BANK" is defined in Section 1.2(d) hereof.

     "PBGC" is defined in Section 5.9 hereof.

     "PERCENTAGE" means, for each Bank, the percentage of the Revolving Commitments represented by such Bank's Revolving Commitment or, if the Revolving Commitments have been terminated, the percentage of the outstanding principal amount of Obligations held by such Bank.

     "PERSON" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "PLAN" means any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or contributed to at any time by any Borrower Group Member.

     "PLEDGE AGREEMENT" means the Pledge and Security Agreement dated as of April 3, 1998 executed by the Borrower in favor of the Agent as Collateral Agent.

     "PRICING PERIOD" means, for purposes of determining Level I Status, Level II Status, and Level III Status, each period commencing on the date 50 days after the end of a fiscal quarter of the Borrower, beginning with the fiscal quarter ending on June 30, 1996, and terminating on, but not including, the day occurring 50 days after the end of the following fiscal quarter of the Borrower.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "RATING AGENCIES" is defined in Section 7.18(a).

     "REFUNDING BORROWING" means any Borrowing of Loans that refunds in whole or in part outstanding Loans at their maturity and does not increase the aggregate outstanding amount of Loans, as further defined in Section 1.5(d) hereof.

     "REIMBURSEMENT OBLIGATION" is defined in Section 1.2(c) hereof.

     "RENTALS" means, as applied to any Person for any period, the total amount (whether designated as rentals or additional or supplemental rentals or otherwise) payable by such Person as lessee under all Operating Leases during such period, including amounts so payable during such periods by reason of a lease termination or a surrender of property but excluding amounts so payable on account of maintenance, ordinary repairs, insurance taxes, assessment and other similar charges.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than those events (a) as to which the thirty-day notice requirements of such section or such regulations is waived under subsection .13, .14, .15, .18, .19 or .20 of PBGC Reg. Section 2615 or (b) as to which the penalty for failing to satisfy the notice requirements of such section or regulations is waived under PBGC Technical Update 95-1.

     "REQUIRED BANKS" means, as of the date of determination thereof: (i) at any time there are fewer than three Banks party to this Agreement, all the Banks and (ii) at all other times, Banks the sum of whose outstanding Term Loans and Commitments (or, if the Commitments have terminated, outstanding Revolving Loans, Swing Loans and Reimbursement Obligations) constitute at least 66-2/3% of the sum of the outstanding Term Loans and Commitments (or, if the Commitments have terminated, outstanding Revolving Loans, Swing Loans and Reimbursement Obligations).

     "RESPONSIBLE OFFICER" means any officer of the Borrower who shall be permitted to sign an Officer's Certificate (as provided in the definition of that term set forth in this Section) and any other officer of the Borrower, regardless of title, who shall either (a) at any time hereafter perform substantially the same duties as are performed on the date hereof by any such officer permitted to sign an Officer's Certificate or (b) be charged with responsibility for monitoring or administering the Borrower's compliance with any of the provisions of this Agreement.

     "RESTRICTED INVESTMENT" means any Investment other than an Investment permitted by clause (a), (b), (c) or (d) of Section 7.18.

     "RESTRICTED PAYMENT" means any payment or distribution or the incurrence of any liability to make any payment or distribution, in cash, property or other assets (other than shares of common stock of the Borrower) upon or in respect of any share of any class of capital stock of the Borrower or any warrants, rights or options evidencing a right to purchase or acquire any securities of the Borrower, including, without limiting the generality of the foregoing, payments or distributions as dividends and payments or distributions for the purpose of purchasing, acquiring, retiring or redeeming any such shares of stock (or any warrants, rights or options to purchase or acquire any such securities) or the making of any other distribution in respect of any such shares of stock (or any warrants, rights or options evidencing a right to purchase or acquire any such securities).

     "REVOLVING LOAN" is defined in Section 1.1(a) hereof.

     "SEC" means the Securities and Exchange Commission and any successor.

     "SECURITY" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "SECURITIES ACT" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

     "SET-OFF" is defined in Section 11.7 hereof as any of the same may be amended, supplemented or otherwise modified from time to time.

     "STOCKHOLDERS' EQUITY" means, as at any date of determination, the sum of the capital stock(but excluding redeemable preferred stock, treasury stock and capital stock subscribed but unissued), additional paid-in capital, and retained earnings accounts of the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP as of such date, after eliminating all amounts properly attributable to outside minority interests, if any, in the stock and surplus of Subsidiaries.

     "SUBORDINATED DEBT" means the obligations of the Borrower which are subordinated in right of payment to the prior payment of the Loans and the other Obligations pursuant to documentation, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance reasonably satisfactory to the Required Banks.

     "SUBSIDIARY" means, with respect to any Person, any corporation more than 50% (or, for purposes of Section 7.18 only, 60%) of the Voting Stock of which is at the time owned by, and the managerial and operational control of which is maintained by, such Person and/or one or more of its other Subsidiaries.
Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of the Borrower.

     "SWING LINE COMMITMENT" means the commitment of Harris Bank to make Swing Loans in the aggregate amount of $5,000,000 at any one time outstanding.

     "TANGIBLE STOCKHOLDERS' EQUITY" means Stockholders' Equity minus the aggregate book value of all assets which would be classified as intangible assets under GAAP.

     "TERMINATION DATE" means April 3, 2003.

     "TERMINATION EVENT" means (a) with respect to any Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, or
(b) the withdrawal of any Borrower Group Member from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, or (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, or
(d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan of (f) the complete or partial withdrawal of any Borrower Group Member from a Multiemployer Plan.

     "TOTAL ASSETS" means, as of any date for any Person, the net book value of the assets of such Person (exclusive of assets deemed intangible in accordance with GAAP) as of the end of the fiscal quarter ended on such date or (if such date is not the last day of a fiscal quarter), as of the end of the fiscal quarter ended most recently prior to such date.

     "TOTAL CAPITALIZATION" means, for any date of determination, the sum as of such date of (a) Consolidated Total Debt PLUS (b) Stockholders' Equity.

     "TOTAL DEBT" means, as applied to any Person of any date of determination, the sum of (i) Current Debt of such Person at such date, (ii) Funded Debt of such Person at such date, (iii) Capital Lease Obligations of such Person at such date, (iv) all obligations of such Person contingent or otherwise, in respect of letters of credit (but only to the extent the same does not support another obligation of such Person which either is included in Total Debt or consists of current accounts payable incurred in the ordinary course of business) and (v) all Guaranties by such Person of or with respect to obligations of the character referred to in the definition of Debt.

     "UNFUNDED CURRENT LIABILITY" of any Plan means the amount, if any, by which the present value of the accrued benefits under such Plan (based on those assumptions used to fund such Plan) as of the close of its most recent plan year exceeds the then current value of the assets of such plan allocable to such benefits.

     "U.S. DOLLARS" and "$" each means the lawful currency of the United States of America.

     "U.S. DOLLAR EQUIVALENT" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

     "VOTING STOCK" means capital stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directions (or persons performing similar functions) of such corporation.

     "WELFARE PLAN" means a "WELFARE PLAN", as defined in Section 3(1) of ERISA.

     "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of the Borrower all of the outstanding shares of capital stock and other equity securities of any class or classes of which, other than directors' qualifying shares, shall at the time be owned by the Borrower either directly or through one or more Wholly Owned Subsidiaries.

     SECTION 4.2. INTERPRETATION. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 5.   REPRESENTATIONS AND WARRANTIES.

     The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

     SECTION 5.1. CORPORATE ORGANIZATION AND AUTHORITY. The Borrower is duly organized and existing in good standing under the laws of the State of Kansas; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect.

     SECTION 5.2. SUBSIDIARIES. Schedule 5.2 hereto (as updated from time to time) identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interest owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law and small amounts of shares owned by management), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. From the date any Subsidiary exists, each Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (except with respect to common stock of Kramer International, Inc. for certain statutory liabilities which may be imposed by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for unpaid employee wages) and all such shares owned by the Borrower are owned beneficially and of record, free of any Lien.

     SECTION 5.3. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. The Borrower and each Subsidiary has full right and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit and to perform all of its obligations in connection therewith and to perform all of its obligations under the Credit Documents to which it is a party; each Credit Document to which it is a party has been duly authorized, executed and delivered by the Borrower or Subsidiary, as applicable, and constitutes valid and binding obligations of the Borrower or Subsidiary, as applicable, enforceable in accordance with its terms; and no Credit Document, nor the performance or observance by the Borrower or any Subsidiary of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or (individually or in the aggregate) any material covenant, indenture or agreement of or affecting the Borrower or any of its Properties or results in or, except under the Pledge Agreement, requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower.

     SECTION 5.4. FINANCIAL STATEMENTS. All financial statements heretofore delivered to the Banks and showing historical performance of the Borrower (i) for each of the Borrower's fiscal years ending on or before June 30, 1997, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year, and (ii) for periods ending on or after June 30, 1997, have been prepared in accordance with generally accepted accounting principles, except as otherwise noted therein and except for year-end audit adjustments, applied on a basis consistent with the Borrower's financial statements for their fiscal year ending June 30, 1997 as heretofore delivered to the Banks. Each of such annual and other financial statements fairly presents on a consolidated basis the financial position of the Borrower and its Consolidated Subsidiaries, as of the dates thereof, and the results of operations for the periods covered thereby. The Borrower and its Consolidated Subsidiaries have no material contingent liabilities other than those disclosed in such financial statements referred to in this Section 5.4 or in comments or footnotes thereto or in any supplemental report thereto heretofore furnished to the Banks.

     SECTION 5.5. NO MATERIAL ADVERSE CHANGE. There has been no Material Adverse Change since June 30, 1997.

     SECTION 5.6. NO LITIGATION; NO LABOR CONTROVERSIES. (a) Except as disclosed on Schedule 5.6(a), there is no litigation or governmental proceeding pending, or to the knowledge of the Borrower or any Subsidiary threatened, against the Borrower or any Subsidiary which, if adversely determined, would (individually or in the aggregate) have a Material Adverse Effect, and it is the Borrower's good faith judgment that the litigation disclosed on Schedule 5.6(a) is not expected to have a Material Adverse Effect.

     (b) There are no labor controversies pending or, to the best knowledge of the Borrower or any Subsidiary, threatened against the Borrower or any Subsidiary which could (insofar as the Borrower may reasonably foresee) have a Material Adverse Effect.

     SECTION 5.7. TAXES. The Borrower and Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes, which liens or claims are material to the financial condition of the Borrower and its Subsidiaries on a consolidated basis taken as a whole. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

     SECTION 5.8. APPROVALS. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower of any Credit Document to which it is a party.

     SECTION 5.9. ERISA. Each Borrower Group Member has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA, and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     SECTION 5.10. GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", or an "AFFILIATE" of a "HOLDING COMPANY" or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 5.11. MARGIN STOCK. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("MARGIN STOCK" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The Borrower will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation G, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 5.12.   LICENSES AND AUTHORIZATIONS; COMPLIANCE WITH LAWS.
(a) The Borrower and each Subsidiary has all necessary licenses, permits and governmental authorizations (including, without limitation, all Environmental Permits) to own and operate its Properties and to carry on its business as currently conducted and contemplated.

     (b) To the best of the Borrower's knowledge, the business and operations of the Borrower and each Subsidiary comply in all respects with all Environmental Laws and Environmental Permits received thereunder, except where the failure to so comply would not (individually or in the aggregate) have a Material Adverse Effect.

     (c) Neither the Borrower nor any Subsidiary has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding that: (i) the Borrower or any Subsidiary has violated, or is about to violate, any Environmental Law or Environmental Permit; (ii) there has been a release, or there is a threat of release, of Hazardous Substances from the Borrower's or any Subsidiary's Property, facilities, equipment or vehicles; (iii) the Borrower or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Substances; or (iv) any of the

Borrower's or any Subsidiary's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Substance (all such matters described in clauses (i)-(iv) above being collectively "ENVIRONMENTAL CLAIMS"), to the extent any of the foregoing could have a Material Adverse Effect.

     SECTION 5.13.   OWNERSHIP OF PROPERTY; LIENS.  The attached Schedule
5.13 lists all principal real property locations used by the Borrower or any Subsidiary in the conduct of their respective businesses. The Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all such real property, as specified in
Schedule 5.13, and good title to or valid leasehold interests in all its other Property. None of the real property listed on Schedule 5.13 is subject to any Lien or Capitalized Lease Obligation except as set forth therein, and none of the Borrower's or any Subsidiary's other Property is subject to any Lien, except as permitted in Section 7.9.

     SECTION 5.14. NO BURDENSOME RESTRICTIONS; COMPLIANCE WITH AGREEMENTS. Neither the Borrower nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) Materially Adversely affects, or (insofar as the Borrower or any Subsidiary may reasonably foresee) may so affect, the Borrower and its Subsidiaries taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default Materially Adversely affects, or (insofar as the Borrower or any Subsidiary may reasonably foresee) may so affect, the Borrower and its Subsidiaries taken as a whole.

     SECTION 5.15. FULL DISCLOSURE. All information heretofore furnished by the Borrower or any Subsidiary to the Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower or any Subsidiary to the Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole, or the ability of the Borrower to perform its obligations under the Credit Documents.

     SECTION 5.16. YEAR 2000 COMPLIANCE. The Borrower and its Consolidated Subsidiaries have conducted a comprehensive review and assessment of their computer applications, and have made inquiry of their material suppliers, vendors and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use of any date after December 31, 1999 in connection therewith. Based on the foregoing review, assessment and inquiry, the Borrower believes that no such defect could reasonably be expected to have a Material Adverse Effect.

SECTION 6.   CONDITIONS PRECEDENT.

     The obligation of each Bank to make any Loan hereunder, or of the Agent to issue, extend the expiration date of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent unless waived by the Banks:

     SECTION 6.1. INITIAL CREDIT EVENT. Before or concurrently with the initial Credit Event:

         (a) The Agent shall have received for each Bank the favorable written opinion of Blackwell, Sanders, Matheny, Weary & Lombardi, legal counsel to the Borrower, in the form attached hereto as Exhibit D;

         (b) The Agent shall have received for each Bank copies (executed or certified as may be appropriate) of all legal documents or proceedings taken by the Borrower in connection with the execution and delivery of this Agreement and the Notes to the extent the Agent or the Required Banks may reasonably request;

         (c) The Agent shall have received for each Bank copies of the Borrower's Articles of Incorporation and bylaws and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

         (d) The Agent shall have received for each Bank copies of resolutions of the Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, as applicable, all certified by its Secretary or Assistant Secretary;

         (e) The Agent shall have received for each Bank such Bank's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.10(a) hereof;

         (f) Each Subsidiary which has executed the Guaranty Agreement shall have consented to the terms of this Agreement and confirmed the enforceability of its obligations under the Guaranty Agreement.

         (g) The Agent shall have received for each Bank a list of the Borrower's Authorized Representatives;

         (h) The Agent shall have received for each Bank the closing fees as agreed to by the Agent and the Borrower;

         (i) The Borrower shall have consummated its acquisition of the engineering division of Sheffield Forgemasters Group plc for a total consideration not to exceed 45,000,000 Pound Sterling;

         (j) The Agent shall have received from the Borrower a list of all outstanding Indebtedness of the Borrower and is Subsidiaries; and

         (k) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks.

     SECTION 6.2. ALL CREDIT EVENTS. As of the time of each Credit Event hereunder:

         (a) In the case of a Borrowing, the Agent shall have received the notice required by Section 1.5 hereof, and in the case of the issuance of any Letter of Credit the Agent shall have received a duly completed Application for a Letter of Credit and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent;

         (b) Each of the representations and warranties of the Borrower set forth in Section 5 hereof shall be and remain true and correct in all material respects as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;

         (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

         (d) In the case of the making of a Revolving Loan, the sum of the aggregate outstanding principal amount of Revolving Loans denominated in U.S. Dollars, the U.S. Dollar Equivalent of all Revolving Loans denominated in an Alternative Currency, the aggregate undrawn face amount of Letters of Credit, and the unpaid Reimbursement Obligations outstanding after giving effect to such Credit Event shall not exceed the Commitments then in effect;

         (e) In the case of the issuance of, or the increase in the amount of, or the extension of the expiration date of, a Letter of Credit the restrictions set forth in Section 1.2(a) shall be met; and

         (f) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

     Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, issuance of, increase in the amount of, or extension of the expiration date of, such Letter of Credit as to the facts specified in paragraphs (b) through (g) of this Section 6.2.


SECTION 7.   COVENANTS.


     The Borrower covenants and agrees that, so long as any Note, any Letter of Credit or any Reimbursement Obligation is outstanding hereunder or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:


     SECTION 7.1. CORPORATE EXISTENCE; SUBSIDIARIES. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 7.12 hereof. As a condition to establishing or acquiring any Subsidiary, the Borrower shall (i) cause such Subsidiary to execute and deliver to the Agent a Guaranty Agreement, (ii) deliver documentation similar to that described in Section 6.1(c) and (d) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations under the Guaranty Agreement, in form and substance satisfactory to the Required Banks and (iv) deliver an updated Schedule 5.2 to reflect the new Subsidiary; provided that Sheffield Forgemasters Group, plc need not execute a Guaranty Agreement.

     SECTION 7.2. MAINTENANCE. The Borrower will maintain, preserve and keep its plants, properties and equipment deemed by it necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it; PROVIDED, HOWEVER, that nothing in this Section 7.2 shall prevent the Borrower or a

Subsidiary from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of its Subsidiary and not disadvantageous to the Banks or the holders of the Notes.

     SECTION 7.3. TAXES. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower.

     SECTION 7.4. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify each Bank of (i) the occurrence of any Reportable Event with respect to a Plan, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower, or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit.

     SECTION 7.5. INSURANCE. The Borrower will insure, and keep insured, and will cause each of its Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by companies similarly situated and operating like Property; and to the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

     SECTION 7.6. FINANCIAL REPORTS AND OTHER INFORMATION. The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and to their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as any Bank may reasonably request; and without any request will furnish each of the following to each Bank:

         (a) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarterly fiscal period and the related consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such quarterly fiscal period and (except in the case of the first such quarterly fiscal period in each fiscal year) for the portion of the fiscal year ended with the last day of such quarterly fiscal period, setting forth in comparative form the respective figures for the corresponding period of the previous fiscal year together with fiscal year to date comparisons to the Borrower's current operating budget, all in reasonable detail and certified by the principal financial officer of the Borrower as complete and correct in all material respects, subject to changes resulting from normal year-end audit adjustments;

         (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the respective figures as of the end of and for the previous fiscal year, all in reasonable detail and (i) in the case of the consolidated financial statements, accompanied by an opinion thereon of Deloitte & Touche or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Required Banks, which opinion shall not be made in reliance upon the opinion of any other accountant, shall be made without qualification or modification, shall comply with generally accepted auditing standards at the time in effect and shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, that the audits of such accountants were conducted in accordance with generally accepted auditing standards and that such accountants believe such audits provide a reasonable basis for their opinion, and (ii) in the case of such consolidating financial statements, certified by the principal financial officer of the Borrower as complete and correct in all material respects;

         (c) ANNUAL BUDGET. As soon as available, and in any event within thirty (30) days prior to the end of each fiscal year, a copy of the Borrower's consolidated and consolidating operating budget for the following fiscal year, such budget to show the Borrower's projected consolidated and consolidating revenues, expenses, and balance sheet on a month-by-month basis, such budget to be in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Required Banks;

         (d) COMPLIANCE CERTIFICATES. Concurrently with each delivery of financial statements pursuant to clause (a) or (b) of this Section 7.6, a Compliance Certificate in the form of Exhibit C hereto signed by the Borrower's Chief Financial Officer, Controller or Treasurer.

         (e) ACCOUNTANT'S CERTIFICATES. Together with each delivery of annual consolidated financial statements pursuant to clause (b) of this
     Section 7.6, a written statement addressed to the Banks from the independent certified public accountants referred to in said clause (b) who have reported on such financial statements:

              (i) stating whether, in the course of their audit examination, anything has come to their attention concerning the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such written statement) of any condition or event which constitutes a Default or an Event of Default and, if so, specifying the nature and period of existence thereof; and

             (ii) stating that they have examined the Compliance Certificate delivered in connection with such annual financial statements pursuant to clause (d) of this Section 7.6 for such fiscal year and, based upon their annual audit examination, nothing has come to their attention which causes them to believe that the information contained in such Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate have not been properly stated in accordance with the terms of this Agreement;

         (f) SEC AND OTHER REPORTS. Promptly upon their becoming available (and in any event within ten Business Days thereafter), copies of (i) all financial statements, reports, notices, proxy statements and other information sent or made available generally by the Borrower to any class of its security holders or by any Subsidiary to any class of its security holders other than the Borrower or another Subsidiary, (ii) all regular and periodic reports (including reports on Form 8-K) and all registration statements (other than those on Form S-8 or a successor form relating to the registration of securities pursuant to an employee benefit plan) and prospectuses filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

         (g) AUDIT REPORTS. Promptly upon receipt thereof (and in any event within ten Business Days thereafter), copies of reports submitted to the Borrower or any of its

     Subsidiaries by independent certified public accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary made by such accountants;

         (h)   DEFAULTS, ETC.  Promptly (and in any event within five Business
     Days) after any Responsible Officer of the Borrower obtains knowledge of any condition or event which constitutes a Default or an Event of Default or becomes aware that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default under or in respect of any Debt referred to in
     Section 8.1(d) or with respect to the occurrence or existence of any event or condition of the type referred to in Section 8.1(f) or 8.1(g), an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof and what action the Borrower has taken or its taking or proposes to take with respect thereto;

         (i) ERISA. Promptly (and in any event within ten Business Days) after any Borrower Group Member or any plan administrator of any Plan
     (i) knows of the occurrence of any Termination Event, (ii) receives with respect to any Multiemployer Plan notice as prescribed in ERISA of any withdrawal liability assessed against any Borrower Group Member or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA), (iii) knows that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) for which a statutory or administrative exemption is not available or a breach of fiduciary responsibility has occurred in connection with which any Borrower Group Member could reasonably be subject to any material liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Borrower Group Member has agreed or is required to indemnify any Person against any such liability or (iv) knows that there has been a material adverse change in the funding status of any Plan, a description of such event or a copy of such notice and a statement by the principal financial officer of the Borrower of the action which has been or is being taken or is proposed to be taken by the Borrower with respect thereto;

         (j)   LITIGATION, ETC.  Promptly (and in any event within ten Business
     Days) after any Responsible Officer of the Borrower obtains knowledge of any litigation, administrative proceeding or judgment (i) relating to the Borrower or any of its Subsidiaries (whether or not considered by the Borrower to be covered by insurance) and which could, if adversely determined, reasonably be expected to have a Material Adverse Effect, or
     (ii) relating in any way to this Agreement, an Officer's Certificate specifying in each case in reasonable detail the facts and circumstances surrounding such litigation, proceeding or judgment; and

         (k) ENVIRONMENTAL NOTICES. Promptly (and in any event within five Business Days) after any Responsible Officer obtains knowledge that
     (i) the Borrower or any of its Subsidiaries is not in compliance in any material respect with any Environmental Law or (ii) that any Environmental Claim has been made against the Borrower or any Subsidiary and such non-compliance or Environmental Claim could reasonably be expected to have a Material Adverse Effect on the Borrower, an Officer's Certificate specifying the nature and period of existence of such non-compliance or the substance of such Environmental Claim and, in either case, what action the Borrower has taken or is taking or proposes to take with respect thereto.

     SECTION 7.7. BANK INSPECTION RIGHTS. Upon reasonable notice from any Bank, the Borrower will permit such Bank (and such Persons as any Bank may designate) during normal business hours at the Borrower's expense
(excluding, however, salary and other overhead expenses of such Bank and the travel, lodging and related expenses of such Banks representative, all of which shall, except as hereinafter provided, be borne by such Banks) to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; PROVIDED that, during the continuance of any Default or Event of Default, all reasonable travel, lodging costs and related expenses relating to any such visit or inspection which would otherwise be required by the foregoing provisions of this Section
7.7 to be borne by a Bank shall be borne by the Borrower.

     SECTION 7.8. CONDUCT OF BUSINESS. The Borrower and each Subsidiary will not abandon or engage in any line of business if, as a result, the general nature of its business would be substantially changed from the general nature of the business engaged in thereby on the date of this Agreement.

     SECTION 7.9. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, or permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; PROVIDED, HOWEVER, that this Section 7.9 shall not apply to nor operate to prevent:

         (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the

     Borrower or any Subsidiary of the Borrower is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; PROVIDED that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be;

         (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) with respect to obligations which are not due or, if due, are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be;

         (c) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be;

         (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; PROVIDED that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and the Subsidiaries secured by such Liens shall not exceed $2,500,000 at any one time outstanding;

         (e) Liens upon any Property acquired by the Borrower or any Subsidiary of the Borrower (A) to secure the payment of up to 90% of the purchase price of such Property upon the acquisition thereof by the Borrower or such Subsidiary, (B) to secure any Debt issued, assumed or guaranteed by the Borrower or any Subsidiary of the Borrower prior to, at the time of, or within 90 days after the acquisition of such Property, which Debt is issued, assumed or guaranteed for the purpose of financing up to 90% of the purchase price of such Property, or (C) existing on Property of a Subsidiary at the time such Person becomes a Subsidiary and not created in contemplation of such acquisition; PROVIDED that any such Lien under clause (A), (B) or (C) above shall apply only to the Property that was so acquired or purchased, and the aggregate amount of Debt secured by all such Liens, does not exceed $8,000,000;

        (f) Minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower and any Subsidiary of the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower; and

        (g) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (f), inclusive, PROVIDED, HOWEVER, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced.

    SECTION 7.10. USE OF PROCEEDS; REGULATION U. The proceeds of each Borrowing shall be used by the Borrower for working capital and other general corporate purposes including acquisitions of businesses substantially in the same line of business as the Borrower; PROVIDED, THAT immediately prior to any acquisition (regardless whether or not funded in whole or in part by Borrowings hereunder), the Borrower shall have provided the Banks with such information as may be reasonably requested by the Banks concerning the terms of such transaction (including sources and uses of funds therefor) and the entity or business being acquired, as well as historic and PRO FORMA financial information and compliance calculations reasonably satisfactory to the Banks demonstrating that no Default or Event of Default exists or would occur after giving effect to such transaction. The Letters of Credit will be used to secure the Borrower's or any Subsidiaries' obligations in connection with the Borrower's or such Subsidiaries' self-insured portion of workman's compensation and property & casualty insurance claims. The Borrower shall not use any part of the proceeds of any of the Borrowings or of the Letters of Credit directly or indirectly to purchase or carry any margin stock (as defined in Section 5.11 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

    SECTION 7.11. SALES AND LEASEBACKS. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement with any bank, insurance company or any other lender or investor providing for the leasing by the Borrower or any Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor; PROVIDED THAT the foregoing shall not prevent the Borrower or any Subsidiary from entering into a sale and leaseback transaction for any real property of the Borrower or such Subsidiary in connection with the issuance of industrial revenue bonds the proceeds of which will be used to finance the acquisition of or improvements to such property so long as (a) the sale of such real property is at the time permitted pursuant to Section 7.12 hereof and (b) at the time of and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

    SECTION 7.12. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, voluntarily liquidate or dissolve, or consolidate or merge with or into any other Person, or permit any other Person to consolidate with or merge with or into it, or participate in a share exchange with or sell, lease, transfer, contribute or otherwise dispose of any of its assets to any other Person (other than sales of inventory and worn out and obsolete assets in the ordinary course of business as such business is conducted in compliance with Section 7.8), except that, subject in any event to compliance with the last paragraph of this Section 7.12:

        (a) any Subsidiary may (i) consolidate with or merge into the Borrower or any Wholly Owned Subsidiary if the Borrower or a Wholly Owned Subsidiary shall be the continuing or surviving corporation or
    (ii) consolidate or merge with any other corporation if such Subsidiary shall be the continuing or surviving corporation;

        (b) any Subsidiary may sell, lease, transfer, contribute or otherwise dispose of its assets in whole or in part to the Borrower or any Wholly Owned Subsidiary, and may, following any such disposition in whole, liquidate and dissolve;

        (c) the Borrower may consolidate or merge with any other corporation if the Borrower shall be the continuing or surviving corporation; and

        (d) the Borrower or any Subsidiary, in addition to making any sale, lease, transfer or other disposition permitted by the foregoing provisions of this Section 7.12, may sell any of its assets for a consideration at least equal to the fair market value thereof (as determined in good faith by the Board of Directors) at the time of such sale but only if, immediately after giving effect to such sale, the aggregate net book value of all assets sold as permitted by this clause (d) (including all deemed dispositions pursuant to Section 7.13) during the period of twelve consecutive months ending on (and including) the date of such proposed sale shall not exceed 10% of Consolidated Total Assets determined as of such date.

    No consolidation, merger, sale, lease, transfer, contribution or other disposition referred to in clauses (a) through (d) of this Section 7.12 shall be permitted unless at the time of and immediately after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing. Nothing contained in this
Section 7.12 shall permit the disposition of assets consisting of Debt, stock or similar interests or other securities (or warrants, rights or options to acquire stock or other securities) of any Subsidiary unless such disposition is also made in compliance with Section 7.13.

    SECTION 7.13. SUBSIDIARY STOCK AND DEBT. The Borrower will not, and will not permit any Subsidiary to, issue, sell or otherwise dispose or part with control of any shares of stock or any other securities (or warrants, rights or options to acquire stock or other securities) of any Subsidiary, except to the Borrower, another Wholly Owned Subsidiary or employees of any Subsidiary (PROVIDED that employee ownership of the shares of stock of any given Subsidiary does not in any event exceed 19% of the outstanding stock of such Subsidiary), and except that all shares of stock and all Debt and other securities of any Subsidiary at the time owned by or owed to the Borrower and all Subsidiaries may be sold as an entirety for a consideration which represents the fair value (as determined in good faith by the Board of Directors) at the time of sale of the shares of stock and Debt and other securities so sold, PROVIDED that, (i) such Subsidiary being sold does not at that time own, directly or indirectly, any Debt or stock or other security of any other Subsidiary which is not also being simultaneously sold as an entirety as permitted by this proviso or any Debt of the Borrower, (ii) the assets of such Subsidiary represented by the equity interest to be so transferred are such that the sale of such assets would then be permitted by
Section 7.12 (in which case such transaction shall be considered and deemed a disposition of assets for the purposes of Section 7.12), and (iii) at the time of the consummation of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided further that this Section 7.13 shall not prevent a Subsidiary from incurring or maintaining outstanding Debt to a Person other than the Borrower or a Subsidiary to the extent permitted by Section 7.17.

    SECTION 7.14. USE OF PROPERTY AND FACILITIES; ENVIRONMENTAL, HEALTH AND SAFETY LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental Laws, Environmental Permits and federal, state and local health and safety laws, rules, regulations and orders applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary of the Borrower. Without limiting the foregoing, the Borrower will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Substance into, onto or from any real property owned or operated by the Borrower or any of its Subsidiaries.

    SECTION 7.15. MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS. (a) CURRENT RATIO. The Borrower will not on any date permit the Current Ratio to be less than 1.50.

    (b) STOCKHOLDERS' EQUITY. The Borrower will not on any date permit Stockholders' Equity to be less than the sum of $107,000,000 PLUS 50% (or 0% in the case of a deficit) of Consolidated Net Income for each fiscal year ending after June 30, 1997 PLUS 85% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from any sale after June 30, 1997 of equity by the Borrower or any of its Subsidiaries (other than sales of equity by any Subsidiary to the Borrower or to a Wholly Owned Subsidiary.

    (c) RATIO OF CONSOLIDATED TOTAL SENIOR DEBT TO TOTAL CAPITALIZATION. The Borrower will not on any date permit Consolidated Total Senior Debt to exceed 50% of Total Capitalization.

    (d) RATIO OF CONSOLIDATED TOTAL LIABILITIES TO TANGIBLE STOCKHOLDERS' EQUITY. The Borrower will not on any date permit Consolidated Total Liabilities to exceed 280% of Tangible Stockholders' Equity.

    (e) FIXED CHARGE COVERAGE RATIO. The Borrower will not, as of the last day of each fiscal quarter of the Borrower ending during each of the periods specified below permit the Fixed Charge Coverage Ratio to be less than:

  FROM AND INCLUDING        TO AND INCLUDING      FIXED CHARGE COVERAGE
                                                 RATIO SHALL NOT BE LESS
                                                          THAN:
     April 3, 1998           March 30, 1999               1.25
    March 31, 1999           March 30, 2000               1.50
    March 31, 2000             Thereafter                 1.75

    (f)   CASH FLOW LEVERAGE RATIO.  The Borrower will not on any date permit
(i) the ratio of Consolidated Total Senior Debt to EBITDA for the four fiscal quarters of the Borrower then ended to be greater than 3.0 to 1.0, or (ii) the ratio of Consolidated Total Debt to EBITDA for the four fiscal quarters of the Borrower then ended to be greater than 3.5 to 1.0

    SECTION 7.16. INDEBTEDNESS. The Borrower shall not issue, incur, assume, create or have outstanding any indebtedness for borrowed money; PROVIDED, HOWEVER, that the forgoing shall not restrict nor operate to prevent:

        (a)   the obligations of the Borrower owing to the Banks hereunder;

        (b) the obligations of the Borrower under the Note Agreement dated as of July 29, 1994 between the Borrower and the purchasers identified therein in an aggregate principal amount not to exceed $20,000,000; and

        (c)   the obligations of the Borrower in respect of Subordinated Debt.

    SECTION 7.17. SUBSIDIARY DEBT. The Borrower will not permit any Subsidiary to directly or indirectly create, assume, incur or otherwise become or remain liable with respect to, by way of Guaranty or otherwise, any Debt, except that:

        (a) any Subsidiary may become and remain liable with respect to Debt of such Subsidiary owing to the Borrower or any Wholly Owned Subsidiary;

        (b)   subject to compliance with clauses (c), (d), and (f) of
    Section 7.15, any Subsidiary may become and remain liable in respect of Debt secured by Liens permitted under Section 7.9;

        (c) The G&C Foundry Company may pay change of control benefits pursuant to the certain Employment Agreements with four of its employees and a Change of Control Agreement with one of its employees not to exceed $2,000,000 in the aggregate for all such employees to be paid over a 3 year period commencing 90 days after the acquisition of the issued and outstanding common stock of The G&C Foundry Company by the Borrower;

        (d) La Grange Foundry Inc. may become and remain liable on up to $5,100,000 of Debt to the Missouri Development Finance Board in connection with the issuance by the Missouri Development Finance Board of its $5,100,000 Industrial Development Revenue Bonds Series 1996 (La Grange Foundry Inc. Project);

        (e) each Subsidiary may become and remain liable in respect of the Obligations hereunder pursuant to separate Guaranty Agreements;

        (f) each Subsidiary may become and remain liable in respect of the Borrower's obligations under the Note Agreement dated as of July 29, 1994 between the Borrower and the purchasers identified therein pursuant to a Guaranty substantially in the form of the Guaranty Agreement; and

        (g) Sheffield Forgemasters Group Limited may become and remain liable in respect of letters of credit issued for its account PROVIDED that the sum of the aggregate face amount of all such letters of credit plus the reimbursement obligations owing with respect thereto do not at any time outstanding exceed a U.S. Dollar Equivalent of $3,000,000.

    SECTION 7.18. INVESTMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly (through a Subsidiary or otherwise), make or own any Investments except:

        (a) the Borrower and its Subsidiaries may make and own Investments in (i) readily marketable direct obligations of the United States of America or of any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America or readily marketable obligations unconditionally guaranteed by the United States of America or by any such agency or instrumentality, in each case maturing within one year from the date of acquisition thereof;
    (ii) certificates of deposit, time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by, or demand deposit accounts maintained with, any commercial bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of at least $250,000,000 and having a rating of A or better from at least one of Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. (collectively, the "RATING AGENCIES") or, if both Rating Agencies have issued ratings with respect to such commercial bank or trust company, from both of the Rating Agencies; and (iii) open market commercial paper of United States corporations maturing not later than 270 days after the issuance thereof and currently having the highest rating obtainable from at least one of or, if both Rating Agencies have issued ratings with respect to such commercial paper, both of the Rating Agencies;

        (b) the Borrower and its Subsidiaries may make and own Investments in any money market mutual fund registered under the Investment Company Act of 1940, as amended, having assets in excess of $2,500,000,000;

        (c) the Borrower and its Subsidiaries may continue to own the Investments described in Schedule 7.18(c);

        (d) the Borrower and its Subsidiaries may make and own Investments in any Subsidiary of the Borrower or in any Person which simultaneously therewith becomes a Subsidiary provided that such Person is engaged primarily in the foundry business or in businesses reasonably related thereto and either (i) at the time of such acquisition and after giving effect thereto the Borrower's ratio of Consolidated Total Debt to Total Capitalization does not exceed 40% (the "40% THRESHOLD") or (ii) once the 40% Threshold has been exceeded in that fiscal year, the total aggregate principal amount expended for all acquisitions thereafter in such fiscal year does not exceed 25% of the Stockholder's Equity of the Borrower as of the last day of the immediately preceding fiscal year of the Borrower PLUS 25% of the net proceeds (net proceeds for such purposes to mean gross proceeds less reasonable underwriting discounts and commissions and other reasonable costs directly incurred and payable as a result thereof) received by the Borrower from the issuance of additional equity or Subordinated Debt during the fiscal year of the proposed acquisition; and

        (e) in addition to the Investments permitted by the foregoing subdivisions (a) through (d) of this Section, the Borrower may make and own Restricted Investments to the extent permitted by Section 7.19.

    For purposes of this Section 7.18, Investments owned by any Person or for which it is obligated at the time it becomes a Subsidiary shall be deemed to be made at the time such Person becomes such a Subsidiary.

    SECTION 7.19. RESTRICTED PAYMENTS; RESTRICTED INVESTMENTS. The Borrower will not, directly or indirectly (through a Subsidiary or otherwise), declare, order, pay, distribute, make, or set apart any sum or property for any Restricted Payment, and the Borrower will not and will not permit any of its Subsidiaries to make or become obligated to make any Restricted Investment unless, both at the time of and immediately after effect has been given to such proposed action:

        (a) no Default or Event of Default shall have occurred and be continuing; and

        (b)   the aggregate amount of

             (i) all sums and property included in all Restricted Payments directly or indirectly declared, ordered, paid, made or set apart by the Borrower or any Subsidiary during the period from and including March 31, 1994 to and including the date of such proposed action (the "COMPUTATION PERIOD"), plus

            (ii) the aggregate amount of all Restricted Investments (at original cost) made during the Computation Period (less any net return of capital through sale or other liquidation thereof or other return of capital thereon) and all commitments for Restricted Investments made by the Borrower or any of its Subsidiaries outstanding on such date shall not exceed the sum of (x) $8,000,000, PLUS (y) 50% of Consolidated Net Income for the Computation Period (or minus 100% of Consolidated Net Income in the case of a deficit) PLUS (z) the net cash proceeds received by the Borrower from the issuance or sale during the Computation Period of shares of its capital stock (other than any mandatorily redeemable preferred stock); and, in any event, the aggregate amount of Restricted

    Payments made during any fiscal year shall not exceed 25% of Consolidated Net Income for the immediately preceding fiscal year.

    For all purposes of this Section 7.19, the amount involved in any Restricted Payment directly or indirectly declared, ordered, paid, distributed, made or set apart in property, and the amount of any Restricted Investment made through the transfer of property, shall be deemed to be the greater of (1) the fair value of such property (as determined in good faith by the Board of Directors) and (2) the net book value thereof on the books of the Borrower or any of its Subsidiaries (as determined in accordance with GAAP), in each case as determined on the date such Restricted Payment is declared, ordered, paid, distributed, made or set apart or the date such Restricted Investment is made or committed to be made, as the case may be.

    The Borrower will not pay any dividend which it has not declared nor will it declare any dividend (other than dividends payable solely in shares of its common stock) on any shares of any class of its capital stock which is payable more than 60 days after the date of declaration thereof.

    SECTION 7.20. TRANSACTIONS WITH AFFILIATES; REMUNERATION. (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or be a party to any transaction or arrangement (including, without limitation, the contribution, transfer, purchase, sale or exchange of property, or the rendering of any service, or the payment of management or other service fees) with any Affiliate unless such transaction or arrangement is otherwise permitted under this Agreement and is entered into pursuant to the reasonable requirements and in the ordinary course of the Borrower's or such Subsidiary's business and upon terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary, as the case may be, than those which might be obtained at the time on an arm's-length basis from any Person which is not such an Affiliate, PROVIDED that nothing in this Section 7.20(a) shall prevent the Borrower or any of its Subsidiaries from making Compensation Payments as and to the extent permitted by Section 7.20(b).

    (b) The Borrower will not, and will not permit any of its Subsidiaries to, make payments, directly or indirectly, of any form of compensation or remuneration to any of its officers, directors, employees or stockholders, whether by way of salaries, bonuses, participations in pension or profit sharing plans, fees under management contracts or for professional services, grants of stock options, or otherwise, and whether in cash or other property (any of the foregoing, "COMPENSATION PAYMENTS"), except for Compensation Payments in amounts which represent, in the Borrower's reasonable business judgment, no more than reasonable compensation for services actually performed for the benefit of the Borrower or one of its Subsidiaries.

    SECTION 7.21. COMPLIANCE WITH LAWS. Without limiting any of the other covenants of the Borrower in this Section 7, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; PROVIDED, HOWEVER, that the Borrower or any Subsidiary of the Borrower shall not be required to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower or such Subsidiary, as the case may be, or (y) the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

    SECTION 7.22. FISCAL YEAR. The Borrower shall not have a fiscal year end on any day other than June 30 without the prior written consent of the Required Banks.

    SECTION 7.23. INTERCREDITOR AGREEMENT. If the Intercreditor Agreement is terminated as provided therein and the Borrower has incurred any indebtedness in favor of any bank, financial institution or institutional investor ("NEW CREDITOR") in connection with the refinancing of any indebtedness subject to the Intercreditor Agreement, the Borrower will, at its expense, upon the request of any Bank, cause the New Creditor to enter into a new Intercreditor Agreement, substantially in the form of the Intercreditor Agreement and otherwise in all respects reasonably satisfactory in form and substance to the Bank's.

SECTION 8.   EVENTS OF DEFAULT AND REMEDIES.

    SECTION 8.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

        (a) default (x) in the payment when due of the principal amount of any Loan or of any Reimbursement Obligation or (y) for a period of three
    (3) days in the payment when due of interest or of any other Obligation;

        (b) default by the Borrower in the observance or performance of any covenant set forth in Section 7.1, 7.6(h), 7.9 through 7.20 or 7.22 hereof;

        (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty
    (30) days after notice thereof to the Borrower or relevant Subsidiary by the Agent;

        (d) (i) failure to pay when due any amount payable under Debt in an aggregate principal amount of $500,000 or more of the Borrower or any Subsidiary and such default shall continue beyond any grace period applicable thereto, or (ii) default shall occur under any indenture, agreement or other instrument under which any amount payable under Debt in an aggregate principal amount of $500,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such amount payable under Debt or a trustee therefor to cause the acceleration of the maturity of any such amount payable under Debt or any mandatory unscheduled prepayment, purchase or funding thereof;

        (e) any representation or warranty made herein or in any other Credit Document by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower or any Subsidiary, or in connection with any Credit Document, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

        (f) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g) hereof;

        (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
    Section 8.1(f)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

        (h)   the Borrower or any Subsidiary shall fail within thirty
    (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon; or

        (i) any Borrower Group Member shall fail to pay when due an amount or amounts aggregating in excess of $400,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $400,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by any Borrower Group Member, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Borrower Group Member to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.

    SECTION 8.2. NON-BANKRUPTCY DEFAULTS. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, the Agent shall, by notice to the Borrower: (a) if so directed by the Required Banks, terminate the remaining Revolving Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind ; (c) if so directed by the Required Banks and if permitted by the terms of a Letter of Credit, give notice of the occurrence of an Event of Default hereunder to the beneficiary of such Letter of Credit directing such beneficiary to take such action as may be permitted in order to draw up to the amount available to be drawn under such Letter of Credit and terminate such Letter of Credit; and (d) if so directed by the Required Banks, demand that the Borrower immediately pay to the Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

    SECTION 8.3. BANKRUPTCY DEFAULTS. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, (a) then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate; (b) the Borrower shall immediately pay to the Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws have been made under any of the Letters of Credit; and (c) if so directed by the Required Banks and if permitted by the terms of a Letter of Credit, the Agent shall give notice of the occurrence of an Event of Default hereunder to the beneficiary of such Letter of Credit directing such beneficiary to take such action as may be permitted in order to draw up to the amount available to be drawn under such Letter of Credit and terminate such Letter of Credit.

    SECTION 8.4. COLLATERAL FOR UNDRAWN LETTERS OF CREDIT. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 8.2 or 8.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

    (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "ACCOUNT") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Borrower, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, PROVIDED that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agent or Banks; PROVIDED, HOWEVER, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans or other obligations remain outstanding hereunder, then the Agent shall repay to the Borrower any remaining amounts held in the Account.

    SECTION 8.5. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower under Section 8.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

    SECTION 8.6. EXPENSES. The Borrower agrees to pay to the Agent and each Bank, and any other holder of any Note outstanding hereunder, all expenses incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 9.   CHANGE IN CIRCUMSTANCES.

    SECTION 9.1. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; PROVIDED, HOWEVER, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Domestic Rate Loans from such Bank that shall not be made ratably by the Banks but only from such affected Bank.

    SECTION 9.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN, OR INADEQUACY OF, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

        (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the eurodollar interbank market for such Interest Period, or

        (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurocurrency Loans shall be suspended.

    SECTION 9.3. INCREASED COST AND REDUCED RETURN. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

        (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Note, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurocurrency Loans, Letter(s) of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

       (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Note, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank

(with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

    (b) If, after the date hereof, any Bank or the Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

    (c)   Each Bank that determines to seek compensation under this Section
9.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

    SECTION 9.4. LENDING OFFICES. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "LENDING OFFICE") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

    SECTION 9.5. DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 10.  THE AGENT.

    SECTION 10.1. APPOINTMENT AND AUTHORIZATION OF AGENT. Each Bank hereby appoints Harris Trust and Savings Bank as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Harris Trust and Savings Bank in its capacity as Collateral Agent under the Pledge Agreement shall be entitled to all the rights, privileges, authority and immunities provided the Agent under this Section 10 to the same extent and with the same force and effect as if the Collateral Agent were the Agent hereunder.

    SECTION 10.2. AGENT AND ITS AFFILIATES. The Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Credit Documents. The term Bank as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

    SECTION 10.3. ACTION BY AGENT. In the event that the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 7.6(h) hereof, the Agent shall promptly give each of the Banks written notice thereof. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

     SECTION 10.4. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 10.5. LIABILITY OF AGENT; CREDIT DECISION. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in
Section 6 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties.
In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower, and the Agent shall have no liability to any Bank with respect thereto.

     SECTION 10.6. COSTS AND EXPENSES. Each Bank agrees to reimburse the Agent for all out-of-pocket costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Credit Documents or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby (except to the extent that such costs and expenses arise out of the Agent's or such security trustee's gross negligence or willful misconduct), to the extent that the Agent is not promptly reimbursed for the same by the Borrower all such costs and expenses to be borne by the Banks ratably in accordance with their respective Percentages.

     SECTION 10.7. INDEMNITY. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 10.7 and under Section 10.6 above shall survive termination of this Agreement.

     SECTION 10.8. RESIGNATION OF AGENT AND SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 11.  MISCELLANEOUS.

     SECTION 11.1. WITHHOLDING TAXES. (a) PAYMENTS FREE OF WITHHOLDING. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Borrower under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. WITHHOLDING TAX EXEMPTIONS. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans.

     (c) INABILITY OF BANK TO SUBMIT FORMS. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 11.1. or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     SECTION 11.2. NO WAIVER OF RIGHTS. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     SECTION 11.3. NON-BUSINESS DAY. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

     SECTION 11.4. DOCUMENTARY TAXES. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     SECTION 11.5. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     SECTION 11.6. SURVIVAL OF INDEMNITIES. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 1.11, Section 9.3 and Section 11.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

     SECTION 11.7. SHARING OF SET-OFF. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("SET-OFF"), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; PROVIDED, HOWEVER, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 11.7, amounts owed to or recovered by, the Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Bank hereunder.

     SECTION 11.8. NOTICES. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex numbers set forth below or such other address, telecopier number or telex as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks and the Agent shall be addressed to their respective addresses, telecopier, telex, or telephone numbers set forth on the signature pages hereof, and to the Borrower to:

              Atchison Casting Corporation
              400 South 4th Street
              Atchison, Kansas  66002-0188
              Telecopier: (913) 367-2155
              Attention:  Chief Financial Officer

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 11.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender,
(ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 11.8 or on the signature pages hereof and the answerback is received by sender, (iii) if given by courier, when delivered,
(iv) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or
(v) if given by any other means, when delivered at the addresses specified in this Section 11.8 or on the signature pages hereof; PROVIDED THAT any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

     SECTION 11.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 11.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

     SECTION 11.11. PARTICIPANTS AND NOTE ASSIGNEES. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitment held by such Bank at any time and from time to time, and to assign its rights under such Loans and Reimbursement Obligations, or the Note evidencing such Loans, and under the other Credit Documents, to one or more other Persons with the prior written consent of the Borrower, which consent will not be unreasonably withheld; PROVIDED THAT no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and, PROVIDED, FURTHER that no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.11, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned, and, PROVIDED, FURTHER, that no such consent of the Borrower shall be required if such transfer is made to an Affiliate of such Bank. Any agreement pursuant to which such participation or assignment of Obligations or a Note or the rights thereunder is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Credit Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Credit Documents described in clause (i) of Section 11.13 hereof without the consent of such participant or assignee. Any party to which such a participation or assignment has been granted shall have the benefits of Section 1.11 and
Section 9.3 hereof. Any Bank assigning any Note hereunder shall give prompt notice thereof to the Borrower and the Agent, who shall in each case only be required to treat such assignee of a Note as the holder thereof after receipt of such notice. The Borrower authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in its Loans, Reimbursement Obligations owed to it or its Commitment under this Section 11.11 any financial or other information pertaining to the Borrower.

     SECTION 11.12. ASSIGNMENT OF COMMITMENTS BY BANKS. Each Bank shall have the right at any time, with the prior consent of the Borrower and Agent, which shall not be unreasonably withheld, to sell, assign, transfer or negotiate all or any part of its Commitment (including the same percentage of its Note, outstanding Loans and Reimbursement Obligations owed to it) to one or more Persons, provided that such assignment shall be of a fixed percentage (and not by its terms a varying percentage) of the assigning Bank's Commitment, provided further that each assignment shall be for an amount of at least $5,000,000; PROVIDED FURTHER that the Agent shall have received at the time of each such assignment the payment of a non-refundable assignment fee of $3,500. Any such assignee shall become a Bank for all purposes hereunder to the extent of the Commitment it assumes and agrees to be bound by the terms of this Agreement and the Intercreditor Agreement and the assigning Bank shall be released from its obligations, and will have released its rights, under the Credit Documents to the extent of such assignment. The Borrower and each Guarantor authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in its Loans, Reimbursement Obligations owed to it or its Commitment under this Section 11.12 any financial or other information pertaining to the Borrower and each Subsidiary.

     SECTION 11.13. AMENDMENTS. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

         (i)   no amendment or waiver pursuant to this Section shall
     (A) increase the Commitment of any Bank without the consent of such Bank, or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Bank; and

        (ii) no amendment or waiver pursuant to this Section shall, unless signed by each Bank, change the provisions of this Section, the definition of Required Banks, or any condition precedent set forth in Section 6 hereof or the provisions of Sections 8.1(f), 8.1(g) or 8.3, or 9, or release any Subsidiary from its obligations under a Guaranty Agreement, or release any of the collateral subject to the terms of the Pledge Agreement, or affect the number of Banks required to take any action hereunder.

     SECTION 11.14. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     SECTION 11.15. LEGAL FEES, OTHER COSTS AND INDEMNIFICATION. The Borrower agrees to pay the reasonable fees and disbursements of Messrs. Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Agent, and any security trustee and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

     SECTION 11.16. SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     SECTION 11.17. ENTIRE AGREEMENT. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

     SECTION 11.18. GOVERNING LAW. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

     SECTION 11.19. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN THE CITY OF CHICAGO FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW

OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER, THE AGENT, AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     SECTION 11.20. INTERCREDITOR AGREEMENT. Each of the Banks that has not heretofore executed the Intercreditor Agreement hereby acknowledges that it assumes and agrees to be bound by the terms of the Intercreditor Agreement as if it were an original signatory thereto.

     SECTION 11.21. CURRENCY. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "RELEVANT CURRENCY") is of the essence. To the fullest extent permitted by law, the obligations of the Borrower and each Guarantor in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the Borrower or relevant Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under
Section 11.7 hereof, such Person agrees to remit such excess to the Borrower.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Dated as of April 3, 1998

                                    Atchison Casting Corporation


                                    By     /s/ Kevin T. McDermed
                                    Name   Kevin T. McDermed
                                    Title  V.P. & Treasurer

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitments:

Address: HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Bank and as Agent
     111 West Monroe Street
     Chicago, Illinois  60690
     Attn:  Mr. Len Meyer

Telecopy:  (312) 293-5041             By     /s/ Len E. Myer
Telephone: (312) 461-7611             Name   Len E. Myer
                                      Title  Vice President


Commitment:                           $17,500,000
Term Loan Amount:                     $10,000,000

Lending Offices:

Domestic Rate Loans:

     111 West Monroe Street
     Chicago, Illinois  60690
     Attn:  Mr. Len Meyer

Eurocurrency Loans:

     111 West Monroe Street
     Chicago, Illinois  60690
     Attn:  Mr. Len Meyer

Address:                              COMMERCE BANK, N.A.
     1000 Walnut Street
     Kansas City, Missouri  64141
     Mail Stop BB 17-1
     Attn:  Jeff R. Gray
                                      By     /s/ Jeffrey R. Gray
Telecopy:  (816) 234-7290             Name   Jeffrey R. Gray
Telephone: (816) 234-2950             Title  Vice President


Commitment:                           $9,545,450
Term Loan Amount:                     $5,454,545

Lending Offices:

Domestic Rate Loans:

     1000 Walnut
     Kansas City, Missouri  64141

Eurocurrency Loans:

     1000 Walnut
     Kansas City, Missouri  64141

Address:                              MERCANTILE BANK
     1101 Walnut Street
     Kansas City, Missouri  64106
     Attn:  Brian Hoban
                                      By      /s/ Brain Hoban
Telecopy:  (816) 871-2226             Name    Brain Hoban
Telephone: (816) 871-2434             Title   Corporate Banking Officer


Commitment:                           $9,545,455
Term Loan Amount:                     $5,454,545

Lending Offices:

Domestic Rate Loans:

     1101 Walnut Street
     Kansas City, Missouri  64106

Eurocurrency Loans:

     1101 Walnut Street
     Kansas City, Missouri  64106

Address:                            KEYBANK NATIONAL ASSOCIATION
     Mailcode:  OH-01-27-0606
     127 Public Square
     Cleveland, OH  44114-1306
     Attn:  Sharon Weinstein
                                      By     /s/ Sharon E. Weinstein
Telecopy:  (216) 689-4981             Name   Sharon Weinstein
Telephone: (216) 689-3443             Title  Vice President


Commitment:                           $9,545,455
Term Loan Amount:                     $5,454,545

Lending Offices:

Domestic Rate Loans:

     127 Public Square
     Cleveland, OH  44114-1306

Eurocurrency Loans:

     127 Public Square
     Cleveland, OH  44114-1306

Address:                            COMERICA BANK
     Comerica Tower at Detroit Center
     500 Woodward Avenue
     Mail Code 3269
     Detroit, MI  48226-3269
     Attn:  Burt Shurly
                                      By     /s/ Burt R. Shurly III
Telecopy:  (313) 222-9516             Name   Burt R. Shurly III
Telephone: (313) 222-3070             Title  Vice President


Commitment:                           $6,363,636
Term Loan Amount:                     $3,636,364

Lending Offices:

Domestic Rate Loans:

     500 Woodward Avenue
     Detroit, MI 48226-3269

Eurocurrency Loans:

     500 Woodward Avenue
     Detroit, MI  48226-3269

Address:                            HIBERNIA NATIONAL BANK
     313 Carondelet, 12th Floor
     New Orleans, LA  70130
     Attn:  Troy Villafarra
                                      By     /s/ Troy J. Villafarra
Telecopy:  (504) 533-5344             Name   Troy J. Villafarra
Telephone: (504) 533-2738             Title  Vice President


Commitment:                           $6,363,636
Term Loan Amount:                     $3,636,364

Lending Offices:

Domestic Rate Loans:

     313 Carondelet, 12th Floor
     New Orleans, LA  70130

Eurocurrency Loans:

     313 Carondelet, 12th Floor
     New Orleans, LA  70130

Address:                            NATIONAL WESTMINSTER BANK PLC
     1 Princes Street
     London, EC2R8PB
     Attn:  Lindsay Bridgman
                                      By     /s/ J Brett
Telecopy:  011 44 171 390 1768        Name   John Brett
Telephone: 011 44 171 390 1231        Title  Corporate Manager


Commitment:                           $6,363,636
Term Loan Amount:                     $3,636,364

Lending Offices:

Domestic Rate Loans:

     175 Water Street
     New York, New York 10038

Eurocurrency Loans:

     Commercial Loans
     NatWest Global Financial Markets
     Kings Cross House
     200 Pentonville Road
     London, England
     N1 9HL

Address:                            NORWEST BANK MINNESOTA, N.A.
     Norwest Center
     Sixth and Marquette
     Minneapolis, MN 55479-0075
     Attn:  R. Duncan Sinclair
                                      By     /s/ R. Duncan Sinclair
Telecopy:  (612) 667-6932             Name   R. Duncan Sinclair
Telephone: (612) 667-0650             Title  Vice President


Commitment:                           $4,772,727
Term Loan Amount:                     $2,727,273

Lending Offices:

Domestic Rate Loans:

     Sixth and Marquette
     Minneapolis, MN 55479-0075

Eurocurrency Loans:

     Sixth and Marquette
     Minneapolis, MN 55479-0075


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